Exhibit 4.1

Execution Copy

FLEETWOOD ENTERPRISES, INC.

5.00% Convertible Senior Subordinated Notes due 2023

INDENTURE

Dated as of December 22, 2003

THE BANK OF NEW YORK

TRUSTEE

i

EXHIBIT A	Form of Global Security
EXHIBIT B	Form of Certificated Security
EXHIBIT C	Transfer Certificate

v

INDENTURE dated as of December 22, 2003 between FLEETWOOD ENTERPRISES, INC., a Delaware corporation (“Company”), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 5.00% Convertible Senior Subordinated Notes due 2023:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1                                      Definitions.

“144A Global Security” means a permanent Global Security in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

“Additional Amounts” shall have the meaning ascribed to it in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or non-U.S. law for the relief of debtors.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a resolution of the Board of Directors.

“Business Day” means a day other than a Saturday or a Sunday or other day on which banking institutions in The City of New York are authorized to close.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Cash Equivalents” means (i) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thompson Bank Watch Rating of “B” or better, or whose short-term debt has the highest rating obtainable from Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Corporation (“S&P”), (iii) any money market deposit account issued or offered by a domestic commercial bank having capital and surplus in excess of $250.0 million and a Thompson Bank Watch Rating of “B” or better, or whose short-term debt has the highest rating obtainable from Moody’s or S&P, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, and (v) commercial paper having the highest rating obtainable from Moody’s or S&P, and in each case maturing within one year after the date of acquisition.

“Certificated Securities” means Securities that are in the form of the Securities attached hereto as Exhibit B.

“Common Stock” shall mean the Common Stock, $1.00 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

“Company” means the party named as the “Company” in the first Section of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Conversion Price” means $1,000 divided by the Conversion Rate, initially $11.76 per share of Common Stock.

“Conversion Rate” means the number of shares of Common Stock into which each $1,000 of principal amount of Securities is convertible, which is initially 85.0340 shares, subject to adjustments as set forth in this Indenture.

“Conversion Value” per each $1,000 principal amount of Securities means the product of the Sale Price of a share of Common Stock on a given day multiplied by the Conversion Rate in effect.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8W, New York, New York 10286, Attention:  Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee

(or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facility” means the Credit Agreement dated July 27, 2001, among the Company, Bank of America et al. as lenders, as the same may be amended, modified, supplemented, extended, renewed, restated, refinanced, restructured or replaced in whole or in part from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or modifications of the foregoing), whether with the present lender or any other lenders.

“Default” means an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Defaulted Interest” has the meaning assigned to it in Section 2 of the Form of Reverse of Global Security contained in Exhibit A.

“Designated Senior Indebtedness” means (i) Indebtedness outstanding under or in respect of the Credit Facility and (ii) after payment in full of all Obligations under or in respect of the Credit Facility, any other Senior Indebtedness permitted under this Indenture, the principal amount of which is $25.0 million or more and that has been designated by the Company as “Designated Senior Indebtedness.”

“Ex-Dividend Time” means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

“Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A, and that are registered in the register of Securities in the name of a Depositary or a nominee thereof, and to the extent that such Securities are required to bear the Legend required by Section 2.6, such Securities will be in the form of a 144A Global Security.

“Holder” or “Securityholder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property or representing any hedging obligations if and to the extent any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, as well as all indebtedness of others secured by a lien on any assets of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Initial Purchaser” means Lehman Brothers Inc.

“Interest Payment Date” means the stated due date of an installment of interest on the Securities as specified in Section 2 of the Form of Reverse of Global Security contained in Exhibit A.

“Interest Payment Record Date” means the May 31 and November 30 preceding an Interest Payment Date.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 11.4 and 11.5, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers’ Certificate given pursuant to Section 4.3 shall be signed by the principal executive officer, principal financial officer or principal accounting officer of the Company but need not contain the information specified in Sections 11.4 and 11.5.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 11.4 and 11.5. The counsel may be an employee of, or counsel to, the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Purchase Agreement” means the Purchase Agreement, dated December 16, 2003, between the Company and the Initial Purchaser relating to the sale and purchase of the Securities.

“Redemption Date” or “redemption date” means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

“Redemption Notice” shall have the meaning set forth in Section 3.3.

“Redemption Price” shall have the meaning set forth in Section 3.1.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, between the Company and the Initial Purchaser.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A and B of this Indenture.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Sale Price” of a security on any date of determination means:

(i)                                     the closing sale price for each such security (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which such security is so traded, or, if such security is not so listed on a U.S. national or regional securities exchange, as so reported by the Nasdaq National Market;

(ii)                                  if such security is not so reported on the date of determination, the last quoted bid price in the over-the-counter market on such date as reported by the National Quotation Bureau or similar organization;

(iii)                               if such security is not so quoted, the average of the mid-points of the last bid and ask prices for that security (in the case of the Securities, $5.0 million aggregate principal amount of the Securities) from three nationally recognized independent investment banking firms selected by the Company for this purpose;

(iv)                              if such security is not so quoted, the average of the mid-points of the last bid and ask prices for such security (in the case of the Securities, $5.0 million aggregate principal amount of the Securities) on such date from two nationally recognized independent investment banking firms selected by the Company for this purpose;

(v)                                 if such security is not so quoted, the mid-point of the last bid and ask prices for such security (in the case of the Securities, $5.0 million aggregate principal amount of the Securities) on such date from a nationally recognized independent investment banking firm selected by the Company for this purpose; or

(vi)                              in the case of the Securities, if such bid and ask prices are not reasonably obtainable from such dealer, then the “Sale Price” of the Securities shall equal (a) the Conversion Rate in effect of the Securities multiplied by (b) the Sale Price of the Common Stock on such date of determination.

“SEC” means the Securities and Exchange Commission.

“Security” or “Securities” means any of the Company’s 5.00% Convertible Senior Subordinated Notes due 2023, as amended or supplemented from time to time, issued under this Indenture.

“Securityholder” or “Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Senior Indebtedness” means (i) all existing and future Indebtedness outstanding under or in respect of the Credit Facility, including, without limitation, all loans, letters of credit or other extensions of credit under the Credit Facility, and all Indebtedness under any other credit facilities and all hedging obligations with respect thereto, (ii) any other existing and future Indebtedness incurred by the Company, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities, and (iii) all principal, premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnification, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness referred to in clauses (i) and (ii) above.  Notwithstanding anything to the contrary in the foregoing, “Senior Indebtedness” will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the Company to any of its subsidiaries or other affiliates, or (iii) any trade payables.

“Significant Subsidiary” or “Significant Subsidiaries” shall have the meaning ascribed to such term in Rule 405 of the Securities Act.

“Stated Maturity”, when used with respect to any Security, means December 15, 2023.

“Stockholder Approval” means (i) the authorization and approval by the Company’s stockholders in accordance with the Company’s bylaws and applicable law of the amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock to at least 77,507,515 shares and (ii) the authorization and reservation of an additional 2,507,515 shares by the Board of Directors of the Company free from any preemptive rights to be made available for issuance by the Company upon conversion of the Securities.

“Subsidiary” means any Person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common

Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded; provided that no day on which the Common Stock experiences any of the following at any time shall count as a Trading Day:

(a)                                  any suspension of or limitation imposed on trading of the Common Stock on any national or regional securities exchange or association or over-the-counter market,

(b)                                 any event (other than an event listed in the (c) below) that in the good faith judgment of the Company, as notified in writing to the Trustee and the Conversion Agent, disrupts or impairs the ability of market participants in general to (i) effect transactions in or obtain market values for the Common Stock on any relevant national or regional securities exchange or association or over-the-counter market, or (ii) effect transactions in or obtain market values for, futures or options contracts relating to the Common Stock on any relevant national or regional securities exchange or association or over-the-counter market, or

(c)                                  any relevant national or regional securities exchange or association or over-the-counter market on which the Common Stock trades closes on any exchange Business Day prior to its scheduled closing time unless such earlier closing time is announced by the exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange and (ii) the submission deadline for orders to be entered into the exchange for execution on such Business Day.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Volume Weighted Average Price” per share on any Trading Day will be the volume weighted average price on the New York Stock Exchange from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day as displayed on Bloomberg (Bloomberg keystrokes: FLE Equity VAP) (or if such volume weighted average price is not available, the market value of one share on such Trading Day as the Company determines in good faith using a volume weighted method).

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.2                                      Other Definitions.

Term:	Section defined in:

“Act”	1.5
“Additional Amounts Notice”	4.8
“Additional Interest”	9.6(b)
“Agent Members”	2.13(e)(5)
“beneficial owner”	3.7(b)(2)
“Capped Shares”	9.6(a)
“Cash Amount”	9.4(a)(4)(iii)
“Cash Settlement Averaging Period”	9.4(a)(3)
“Cash Settlement Notice Period”	9.2(b)
“Change of Control”	3.7(b)(1)
“Change of Control Company Notice”	3.7(c)
“Change of Control Repurchase Date”	3.7(b)(1)
“Change of Control Repurchase Price”	3.7(b)(1)
“Change of Control Repurchase Right”	3.7(b)(1)
“Common Stock Restrictive Legend”	2.6(f)
“Company Notice”	3.7(c)
“Continuing Director”	3.7(b)(1)
“Conversion Agent”	2.3
“Conversion Obligation”	9.2(b)
“Conversion Retraction Period”	9.4(a)(2)
“Conversion Trigger Price”	9.1(b)(1)
“Depositary”	2.1A(a)
“distributed assets”	9.7(d)
“DTC”	2.1A(a)
“Event of Default”	6.1
“Exchange Act”	2.13(e)(1)
“Expiration Time”	9.7(f)
“Fair Market Value”	9.7(g)
“Final Notice Date”	9.4(a)
“issuer tender offer”	3.11
“Legal Holiday”	11.8
“Legend”	2.6(f)
“Market Price”	3.7(a)(4)
“Non-Electing Share”	9.8
“Nonpayment Default”	10.3(a)(2)
“Notice of Default”	6.1(8)
“Optional Repurchase Date”	3.7(a)(1)
“Optional Repurchase Right”	3.7(a)(1)
“Optional Repurchase Right Company Notice”	3.7(c)
“Optional Repurchase Right Company Notice Date”	3.7(c)
“Optional Repurchase Price”	3.7(a)(1)
“Pay the Securities”	10.3(a)
“Paying Agent”	2.3
“Payment Blockage Notice”	10.3(a)(2)
“Payment Blockage Period”	10.3(b)(2)
“Payment Default”	10.3(a)(1)

Term:	Section defined in:

“Purchased Shares”	9.7(f)(1)
“QIB”	2.1A(a)
“Record Date”	9.7(g)
“Registrar”	2.3
“Repurchase Date”	3.7(b)(1)
“Repurchase Notice”	3.7(d)
“Repurchase Price”	3.7(b)(1)
“Repurchase Right”	3.7(b)(1)
“Rule 144A Information”	4.6
“Second Stockholder Approval Deadline”	9.6(b)
“Securities Act”	2.6(f)
“Special Record Date”	2.11(a)
“Spin-Off”	9.7(d)
“Stockholder Approval Deadline”	9.6(b)
“Stockholder Approval Default”	9.6(b)
“Third Stockholder Approval Deadline”	9.6(b)
“transfer”	2.13(d)
“Trigger Event”	9.7(d)

Section 1.3                                      Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.4                                      Rules of Construction.  Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect from time to time;

(3)                                  “or” is not exclusive;

(4)                                  “including” means including, without limitation; and

(5)                                  words in the singular include the plural, and words in the plural include the singular.

Section 1.5                                      Acts of Holders.

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 11.2.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)                                  The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register for the Securities.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)                                  If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II

THE SECURITIES

Section 2.1                                      Title and Terms.

(a)                                  The Securities shall be known and designated as the “5.00% Convertible Senior Subordinated Debentures due 2023” of the Company.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $100,000,000 except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.6, 2.7, 2.8, 2.13, 3.7, 3.10, or 9.1.  The Securities shall be issuable in denominations of $1,000 or integral multiples thereof.

(b)                                 The Securities shall mature on December 15, 2023.

(c)                                  Interest shall accrue from December 22, 2003 at the interest rate until the principal thereof is paid or made available for payment.  Interest (including Additional Interest and Additional Amounts, if any) shall be payable semiannually in arrears on each Interest Payment Date commencing on June 22, 2004.  Interest (including Additional Interest and Additional Amounts, if any) on the Securities shall be paid to the Holder in whose name this Security (or a predecessor Security) is registered at the close of business on the Interest Payment Record Date (whether or not a Business Day) preceding an Interest Payment Date, except (a) that interest payable on the Stated Maturity shall be payable to the Holder to whom the principal is payable, (b) Default Interest (as defined below) shall be payable as set forth in the Indenture and (c) as otherwise specified herein or in the Indenture.  If the Stated Maturity or an Interest Payment Date falls on a day that is not a Business Day, the payment due at the Stated Maturity or on such Interest Payment Date will be made on the following day that is a Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Stated Maturity or Interest Payment Date, as the case may be.

(d)                                 Interest on the Securities shall be computed (i) for any full semi-annual period for which a particular interest rate is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular interest rate is applicable for less than a full semi-annual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

If this Security is redeemed or repurchased by the Company on a date that is after the Interest Payment Record Date and prior to the corresponding Interest Payment Date, interest, Additional Interest and Additional Amounts, if any, accrued and unpaid hereon to but not including the applicable Redemption Date or Repurchase Date, as the case may be, shall be paid to the same Holder to whom the Company pays the principal of this Security.

Except as set forth in Section 9.12, if any Securities are surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Securities shall not be entitled to receive cash in respect of any interest that has accrued on such Securities since the prior Interest Payment Date.

(e)                                  Principal of, and premium, if any, and interest (including Additional Interest and Additional Amounts, if any) on Global Securities shall be payable to the Depositary in immediately available funds.

(f)                                    Principal on Certificated Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office.  Interest (including Additional Interest and Additional Amounts, if any) on Certificated Securities will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Interest Payment Record Date by a Holder of an aggregate principal amount of Securities in excess of $5,000,000, wire transfer in immediately available funds (wire transfer instructions for which shall be received by the Trustee no later than 15 days prior to an Interest Payment Date), which application shall remain in effect until the Holder notifies, in writing, the Registrar and the Trustee to the contrary.

(g)                                 The Securities shall be redeemable at the option of the Company as provided in Article 3.

(h)                                 The Securities shall be repurchaseable by the Company at the option of Holders as provided in Article 3.

(i)                                     The Securities shall be convertible at the option of the Holders as provided in Article 9.

(j)                                     The Securities shall be the Company’s unsecured senior subordinated obligations as provided in Article 10.

(k)                                  The Securities shall accrue Additional Interest if the Company fails to amend the Restated Certificate of Incorporation to increase its authorized capital as provided in Section 9.6.  The Securities shall accrue Additional Amounts if the Company fails to comply with certain obligations under the Registration Rights Agreement.

Section 2.1A                            Form and Dating.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A and B, which shall constitute, and are expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, which shall be provided in writing by the Company to the Trustee.  Each Security shall be dated the date of its authentication.

(a)                                  144A Global Securities.  Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b)                                 Global Securities in General.  Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

(c)                                  Book-Entry Provisions.  This Section 2.1A(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1A(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall be substantially in the form of Exhibit A attached hereto; provided that the Legend (other than the first and second paragraphs thereof) may be removed from such Global Security on satisfaction of the conditions specified in this Indenture.

(d)                                 Certificated Securities.  Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit B attached hereto; provided that the Legend may be removed from such Securities on satisfaction of the conditions specified in this Indenture.

Section 2.2                                      Execution and Authentication.  The Securities shall be executed on behalf of the Company by any Officer.  The signature of the Officer on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were Officers at the time of the execution of the Securities shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $100,000,000 upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 11.4 and Section 11.5 hereof).  The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.

The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

The Securities shall bear interest on the principal amount of the Securities at the interest rate of 5.00% per annum from the date of issuance until repayment in full at December 15, 2023, or until an earlier conversion, redemption or repurchase, and such interest shall be paid on this Security semi-annually in arrears on June 15 and December 15 of each year commencing June 15, 2004.

Section 2.3                                      Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents.  The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.5.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee).  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee in writing of the name and address of any such agent.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.  The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.

Section 2.4                                      Paying Agent to Hold Money and Securities in Trust.  Except as otherwise provided herein, on or prior to 10:00 a.m. New York City time on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) and, if permitted hereunder, Common Stock sufficient to make such payments when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all amounts held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment.  At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all amounts so held in trust.  If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the amounts held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all amounts held by it to the Trustee and to account for any funds and Common Stock disbursed by it.  Upon doing so, the Paying Agent shall have no further liability for such amounts.

Section 2.5                                      Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semi-annually on January 1 and July 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.6                                      Transfer and Exchange.  (a)  Subject to Section 2.13 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.  The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a Redemption Notice of Securities to be redeemed.

(b)                                 Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, (i) transfers of beneficial interests in a Global Security, in whole or in part, may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent) in accordance with Applicable Procedures, (ii) ownership of a beneficial interest in the Security shall be required to be reflected in book entry and (iii) transfers of Global Securities or beneficial interests in Global Securities shall be made only in accordance with Section 2.13 and this Section 2.6(b).  Transfers of a Global Security shall be limited to transfers of such Global Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)                                  Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(d)                                 Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e)                                  No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f)                                    If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Security attached hereto as Exhibits A and B setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar and the Trustee (if not the same Person as the Trustee), that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act of 1933, as amended (“Securities Act”) or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act.  Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon receipt of a Company Order, shall authenticate and deliver a Security that does not bear the Legend.  If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated.

In the event Rule 144(k) as promulgated under the Securities Act is amended to shorten the two-year period under Rule 144(k), then, the references in the Legend to “TWO YEARS”, and in the corresponding transfer restrictions described above, will be deemed to refer to such shorter period, from and after receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel to that effect.  As soon as practicable after the Company knows of the effectiveness of any such amendment to shorten the two-year period under Rule 144(k), unless such changes would otherwise be prohibited by, or would cause a violation of, the federal securities laws applicable at the time, the Company will provide to the Trustee an Officers’ Certificate and an Opinion of Counsel as to the effectiveness of such amendment and the effectiveness of such change to the restrictive legends and transfer restrictions.

Until the Legend on any Restricted Security has been removed in compliance with this Section 2.6(f), all shares of Common Stock (or other securities issuable upon conversion as a result of the provisions of this Indenture) issued upon conversion of such Restricted Security shall bear a legend substantially in the form of the Legend (the “Common Stock Restrictive Legend”) and shall be subject to the same restrictions on transfer as such Restricted Security.  At any time following the time when the restrictions on transfer set forth in the Common Stock Restrictive Legend shall have expired in accordance with their terms or shall have terminated under applicable law, the holder of such Common Stock may, upon a surrender of the certificate representing such Common Stock to the Company’s transfer agent in accordance with such agent’s customary procedures (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Common Stock has been made in compliance with Rule 144 or such successor provision), exchange such certificate and receive a new certificate representing such Common Stock, in like amount, which shall not bear the Common Stock Restrictive Legend.

Section 2.7                                      Replacement Securities.  If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee, shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.8                                      Outstanding Securities; Determinations of Holders’ Action.  Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.  A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in conclusively relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  The Trustee shall have no affirmative duty to inquire or investigate as to whether the Company owns any Securities.  Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 8).

If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Repurchase Date, or on Stated Maturity, money sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest, including Additional Interest and Additional Amounts, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

If a Security is converted in accordance with Article 9, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and interest, including Additional Interest and Additional Amounts, if any, shall cease to accrue on such Security.

Section 2.9                                      Temporary Securities.  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations.  Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.10                                Cancellation.  If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless the same are delivered to the Trustee for cancellation.  All Securities surrendered for payment, repurchase by the Company, conversion, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee.  The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 9.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

Section 2.11                                Defaulted Interest.  When any installment of interest (including Additional Interest and Additional Amounts, if any) becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Securities were registered on the Interest Payment Record Date applicable to such installment of interest.  Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 2.11(a) or (b).

(a)                                  The Company may elect to make payment of any Defaulted Interest (including any interest payable on such Defaulted Interest) to the Holders in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.11(a).  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.11(b); or

(b)                                 The Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.11(b), such manner of payment shall be deemed practicable by the Trustee.

Section 2.12                                Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price or Repurchase Price in respect thereof, and interest (including Additional Interest and Additional Amounts, if any) thereon, for the purpose of conversion and for all other purposes whatsoever, except for the rights of holders of beneficial interests in the Securities as provided in Section 2.13(a)(iii) whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.13                                Global Securities.  (a)  Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6 and Section 2.13(a)(i), (B) transfers or exchanges of a beneficial interest in a Global Security for an interest in the same or another Global Security shall comply with Section 2.6 and Section 2.13(a)(ii) below, (C) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.6, Section 2.13(a)(iii) below and Section 2.13(e)(1) below, and (D) transfers of a Certificated Security shall comply with Section 2.6 and Sections 2.13(a)(iv) and (v) below.

(i)                                     Transfer of Global Security.  A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Certificated Security that is issued in exchange for a Global Security.  No transfer of a Global Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.  Nothing in this Section 2.13(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.13.

(ii)                                  Transfer of a Beneficial Interest in a Global Security; Exchange of a Beneficial Interest in a Global Security for a Beneficial Interest in the Same or Another Global Security.

a.                                       A beneficial interest in a Global Security may not be transferred, nor may it be exchanged for a beneficial interest in another Global Security, except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a request to effect such a transfer or exchange in accordance with Applicable Procedures, together with:

(A)                              so long as the Securities are Restricted Securities, certification in the form set forth in Exhibit C;

(B)                                written instructions to the Trustee to make, or direct the Registrar to make, in the case of a transfer of a beneficial interest in a Global Security, an appropriate adjustment on its books and records with respect to such Global Securities to reflect such transfer and containing information regarding the Depositary account to be credited;

(C)                                written instructions to the Trustee to make, or direct the Registrar to make, in the case of an exchange of a beneficial interest in a Global Security, an appropriate adjustment on its books and records with respect to such Global Securities to reflect such exchange and containing information regarding the Depositary account to be credited; and

(D)                               if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, then the Trustee, (1) shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the appropriate Global Security to be decreased by the aggregate principal amount that the other Global Security is increased and (2) in accordance with the standing instructions and procedures existing between the Depositary and the Registrar and Applicable Procedures, shall debit and credit or cause to be debited or credited, as appropriate, to the accounts of the persons specified in such instructions a beneficial interest in the Global Security or Global Securities, as appropriate, equal to the amount of the beneficial interests so transferred or exchanged.

b.                                      Other than transfers to the Company or to an Affiliate of the Company, beneficial interests in a Global Security that is not a Restricted Security may not be transferred to a Person who takes delivery thereof in the form a beneficial interest in a Global Security that is a Restricted Security.

(iii)                               Transfer or Exchange of a Beneficial Interest in a Global Security for a Certificated Security.  A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below and in Section 2.13(e)(1) below.  Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

a.                                       so long as the Securities are Restricted Securities, certification in the form set forth in Exhibit C;

b.                                      written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

c.                                       if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.  In the event that Certificated Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Certificated Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Sections 6.6 and 6.7 hereof, the right of any holder of a beneficial interest in the Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities not issued in the form of Certificated Securities as if such Certificated Securities had been issued.

(iv)                              Transfer and Exchange of Certificated Securities.  When Certificated Securities are presented to the Registrar with a request:

a.                                       to register the transfer of such Certificated Securities; or

b.                                      to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

(1)                                  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)                                  so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)                              if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)                                if such Certificated Securities are being transferred to the Company, a certification to that effect; or

(C)                                if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company or the Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

(v)                                 Transfer of a Certificated Security for a Beneficial Interest in a Global Security.  A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

Upon receipt by the Registrar of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

(I)                                    so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit C, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A, or to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act; and

(II)                                written instructions directing the Registrar to make an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Registrar shall cancel such Certificated Security and cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled.  If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.

(b)                                 Subject to the succeeding Section (c), every Security shall be subject to the restrictions on transfer provided in the Legend and herein including the delivery of an opinion of counsel, if so provided.  Whenever any Restricted Security is presented or surrendered for transfer or for exchange, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder, as to compliance with such restrictions on transfer.  The Registrar shall not be required to accept for such transfer or exchange any Security not so accompanied by a properly completed certificate.

(c)                                  The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision).  Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend.  The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act.  The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d)                                 As used in the preceding two paragraphs of this Section 2.13, the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any interest in any Security.

(e)                                  The provisions of this Section 2.13(e) shall apply only to Global Securities:

(1)                                  Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities.  Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above shall be exchanged in whole or from time to time in part upon and in accordance with the request of any holder of a beneficial interest in the Securities to receive a Certificated Security in exchange for such beneficial interest or as otherwise may be directed by the Depositary.  Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(2)                                  Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein.  Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar.  With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(3)                                  Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

(4)                                  In the event of the occurrence of any of the events specified in clauses (1) or (2) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(5)                                  Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(f)                                    By its acceptance of any Security bearing the Legend, each Holder acknowledges the restrictions on transfer of such Security set forth in this Indenture and agrees that it will transfer such Security only as provided in this Indenture.  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g)                                 Neither the Trustee nor any agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.14                                CUSIP Numbers.  The Company may issue the Securities with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP”

numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE III

REDEMPTION AND REPURCHASE AT THE OPTION OF HOLDERS

Section 3.1                                      Company’s Right to Redeem; Notices to Trustee.  Prior to December 15, 2008, the Securities will not be redeemable at the Company’s option.  Beginning on December 15, 2008, the Company, at its option, may redeem the Securities, subject to and in accordance with the terms and conditions of Section 6 of the Securities, for cash, as a whole or in part, at a Redemption Price equal to 100% of the principal amount of those Securities to be redeemed (the “Redemption Price”), plus accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) thereon up to, but excluding, the Redemption Date.  If the Redemption Date is an Interest Payment Date, accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) shall instead be paid to the Holder in whose name the Security (or a predecessor Security) is registered at the close of business on the respective Interest Payment Record Date.  If the Company elects to redeem Securities pursuant to this Section 3.1, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

The Company shall give the notice to the Trustee of its intention to exercise its right to redeem the Securities as provided for in this Section 3.1 by a Company Order at least ten (10) Business Days prior to the day the Redemption Notice is to be mailed, unless the Trustee agrees to a shorter period.

Section 3.2                                      Selection of Securities to Be Redeemed.  If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the particular Securities to be redeemed from the outstanding Securities by a method that complies with the requirements of any exchange on which the Securities are listed, or, if the Securities are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate.  The Trustee shall make the selection within five Business Days after it receives the notice provided for in Section 3.1 from outstanding Securities not previously called for redemption.

Securities to be redeemed shall be in principal amounts of $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

Securities and portions of Securities that are to be redeemed are convertible by the Holder until the close of business on the second Business Day prior to the Redemption Date unless the Company fails to pay the Redemption Price on the Redemption Date.  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.  Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 3.3                                      Redemption Notice.  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a Redemption Notice by first-class mail, postage prepaid, to each Holder to be redeemed.

The Redemption Notice shall identify the Securities to be redeemed and shall state:

(1)                                  the intended Redemption Date;

(2)                                  the Redemption Price and interest (including Additional Interest and Additional Amounts, if any) accrued and unpaid to, but excluding, the Redemption Date;

(3)                                  the Conversion Price, the date on which the right to convert the principal of the Securities to be redeemed will terminate and the places where such Securities may be surrendered for conversion;

(4)                                  the name and address of the Paying Agent and Conversion Agent;

(5)                                  that Securities called for redemption may be converted at any time before the close of business on the second Business Day prior to the Redemption Date;

(6)                                  that Holders who wish to convert their Securities must satisfy the requirements set forth in Section 9 of the Securities;

(7)                                  whether the Company will deliver cash, Common Stock or a combination of cash and Common Stock in the event a Holder converts Securities called for redemption;

(8)                                  the date on which the applicable Cash Settlement Averaging Period will commence in the event a Holder converts Securities called for redemption and the Company elects to satisfy all or a portion of the Conversion Obligation in cash;

(9)                                  that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(10)                            if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(11)                            that on the Redemption Date, the Redemption Price and interest (including Additional Interest and Additional Amounts, if any) accrued and unpaid to, but excluding, the Redemption Date will become due and payable upon each such Security to be redeemed;

(12)                            that, unless the Company defaults in making payment of such Redemption Price, interest (including Additional Interest and Additional Amounts, if any) on Securities called for redemption will cease to accrue interest on and after the Redemption Date; and

(13)                            the CUSIP number(s) of the Securities.

At the Company’s request, the Trustee shall give the Redemption Notice in the Company’s name and at the Company’s expense, provided that the Company makes such request at least ten Business Days prior to the date by which such Redemption Notice is to be given to Holders in accordance with this Section 3.3, unless the Trustee agrees to a shorter period.

Section 3.4                                      Effect of Redemption Notice.  Once Redemption Notice is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Redemption Notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the Redemption Notice.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the applicable interest rate.

Section 3.5                                      Deposit of Redemption Price.  Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.  The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 9.  If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Section 3.6                                      Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the

Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.7                                      Repurchase Rights at the Option of Holders.

(a)                                  (1)                                  On December 15, 2008, December 15, 2013 and December 15, 2018 (each, an “Optional Repurchase Date”), each Holder shall have the right (the “Optional Repurchase Right”), at the Holder’s option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Securities, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000 (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be outstanding after such repurchase is equal to an integral multiple of $1,000), at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased (the “Optional Repurchase Price”), plus interest (including Additional Interest and Additional Amounts, if any) accrued and unpaid to, but excluding, the Optional Repurchase Date; provided, however, that installments of interest (including Additional Interest and Additional Amounts, if any) on Securities whose Interest Payment Date is on an Optional Repurchase Date shall be payable to the Holders of such Securities, registered as such on the relevant Interest Payment Record Date according to their terms and the provisions of Section 2.1.

(2)                                  The Securities to be repurchased on any Optional Repurchase Date pursuant to Section 3.7(a)(1) may be paid for, in whole or in part, at the election of the Company, in cash, shares of Common Stock or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Sections 3.7(a)(3) and (a)(4). The Company shall designate, in the Optional Repurchase Right Company Notice delivered pursuant to Section 3.7(c), whether the Company will repurchase the Securities for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Optional Repurchase Price of Securities in respect of which it will pay in cash or shares of Common Stock; provided that the Company shall pay cash for fractional interests in shares of Common Stock.  For purposes of determining the existence of potential fractional interests, all Securities subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented).

Each Holder whose Securities are repurchased pursuant to this Section 3.7(a) shall receive the same percentage of cash or shares of Common Stock in payment of the Optional Repurchase Price for such Securities, except (i) as provided in Section 3.7(a)(4) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to repurchase the Securities of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state securities laws cannot be obtained, the Company may repurchase the Securities of such Holder or Holders for cash.

The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Optional Repurchase Right Company Notice to Holders except pursuant to this Section 3.7(a)(2) or pursuant to Section 3.7(a)(4) in the event of a failure to satisfy, prior to the close of business on the last Business Day prior to the Repurchase Date, any condition to the payment of the Optional Repurchase Price, in whole or in part, in shares of Common Stock.

At least three Business Days before each Optional Repurchase Right Company Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i)                                     the manner of payment selected by the Company,

(ii)                                  the information required by Section 3.7(c) in the Optional Repurchase Right Company Notice,

(iii)                               if the Company elects to pay the Optional Repurchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in Section 3.7(a)(4) have been or will be complied with, and

(iv)                              whether the Company desires the Trustee to give the Optional Repurchase Right Company Notice required by Section 3.7(c).

(3)                                  Repurchase with Cash.    At the option of the Company, the Optional Repurchase Price of Securities in respect of which a Repurchase Notice pursuant to Section 3.7(d) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Optional Repurchase Price of such Securities. The Optional Repurchase Price of Securities in respect of which a Repurchase Notice pursuant to Section 3.7(d) has been given shall, for all other Optional Repurchase Dates, be paid in cash.

(4)                                  Payment by Issuance of shares of Common Stock.    At the option of the Company, the Optional Repurchase Price of Securities in respect of which a Repurchase Notice pursuant to Section 3.7(d) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient of:

(i)                                     the amount of cash to which a Holder would have been entitled had the Company elected to pay the Optional Repurchase Price in cash, minus the amount of the portion of the Optional Repurchase Price to be paid in cash as provided in Section 3.7(a)(3), divided by

(ii)                                  95% of the Market Price of one share of Common Stock.

The “Market Price” means the arithmetic average of the Volume Weighted Average Prices of Common Stock for each of the 20 Trading Days ending on the Business Day immediately preceding the applicable Optional Repurchase Date (if such Business Day is a Trading Day or, if not, then on the last Trading Day immediately prior thereto) appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day during such 20 Trading-Day-period and ending on the applicable Optional Repurchase Date, of any event with respect to Common Stock that would result in an adjustment of the Conversion Rate as provided in Section 9.7.

The Company shall not issue fractional shares of Common Stock in payment of the Optional Repurchase Price. Instead, the Company shall pay cash based on the Market Price for all fractional shares.  If a Holder elects to have more than one Security repurchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be repurchased.

With respect to the applicable Optional Repurchase Date, the Company’s right to exercise its election to repurchase Securities through the issuance of shares of Common Stock shall be conditioned upon:

(i)                                     the Company’s not having given its Optional Repurchase Right Company Notice of an election to pay entirely in cash and its giving of timely Optional Repurchase Right Company Notice of an election to repurchase all or a specified percentage of the Securities with shares of Common Stock as provided herein;

(ii)                                  the registration of such shares of Common Stock under the Securities Act or the availability of an exemption from registration under the Securities Act;

(iii)                               the listing of such shares of Common Stock on the principal national securities exchange on which the shares of Common Stock are listed;

(iv)                              any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

(v)                                 the receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Optional Repurchase Price in respect of the Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Optional Repurchase Price in respect of the Securities, shall be validly issued, fully paid and non-assessable and, to the best of such counsel’s knowledge, free from preemptive rights, and, in the case of such Officers’ Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions in clauses (i) through (iv) above have been satisfied.

Such Officers’ Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount and the Volume Weighted Average Prices of Common Stock on each Trading Day during the period commencing on the first Trading Day of the 20-

Trading-Day period during which the Market Price is calculated and ending on the Business Day immediately preceding the applicable Optional Repurchase Date. The Company may pay the Optional Repurchase Price (or any portion thereof) in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Optional Repurchase Date, and the Company has elected to repurchase the Securities pursuant to this Section 3.7(a) through the issuance of shares of Common Stock, the Company shall pay the entire Optional Repurchase Price of the Securities of such Holder or Holders in cash.

(5)                                  All shares of Common Stock delivered upon repurchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

(6)                                  The Company shall deposit cash (in respect of a cash repurchase under this Section 3.7(a) or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.9, sufficient to pay the aggregate Optional Repurchase Price of all Securities to be repurchased pursuant to this Section 3.7(a). If the Company elects to pay any portion of the Optional Repurchase Price in shares of Common Stock, as soon as practicable after the Optional Repurchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Optional Repurchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Optional Repurchase Date. Subject to Section 3.7(a)(4), no payment or adjustment shall be made for dividends on the shares of Common Stock the Record Date for which occurred on or prior to the Optional Repurchase Date.

(7)                                  The issue of stock certificates on repurchase of Securities shall be made without charge to the Holder of a repurchased Security for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock if a Holder is paid in shares of Common Stock pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

(b)                                 (1)  If a Change of Control occurs (subject to certain exceptions set forth below), each Holder shall have the right (the “Change of Control Repurchase Right” and, together with the Optional Repurchase Right, each a “Repurchase Right”), at the Holder’s option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000 (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be outstanding after such repurchase is equal to an integral multiple of $1,000) at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased (the “Change of Control Repurchase Price” and, together with the Optional Repurchase Price, each a “Repurchase Price”), plus interest (including Additional Interest and Additional Amounts, if any) accrued and unpaid to, but excluding, the date that is no later than 25 Business Days after the date of a notice of Change of Control delivered by the Company pursuant to Section 3.7(c) (the “Change of Control Repurchase Date” and, together with the Optional Repurchase Date, each a “Repurchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.7(d).

A “Change of Control” will be deemed to have occurred at such time after the Securities are originally issued when any of the following events shall occur:

(i)                                     the acquisition by any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Capital Stock of the Company entitling that Person to exercise 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its subsidiaries or any of its employee benefit plans (except that such Person shall be deemed to have beneficial ownership of all Securities that such Person has the right to acquire, whether that right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); or

(ii)                                  the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors; or

(iii)                               the Company consolidates or merges with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another Person, other than:  (A) any transaction:  (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock; and (2) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such issuance; and (B) any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock of the surviving entity.

A “Continuing Director” shall mean, as of any date of determination, any member of the Board of Directors who:

(i)                                     was a member of the Board of Directors of the Company on the date hereof; or

(ii)                                  was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of the new director’s nomination or election.

(2)                                  Notwithstanding the provisions of Section 3.7(b)(1), the Company shall not be required to purchase the Securities of the Holders upon a Change of Control pursuant to this Section 3.7(b) (and a Change of Control shall be deemed not to have occurred) if either:

(i)                                     the Sale Price per share of Common Stock for any five Trading Days within (A) the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under clause (i) of the definition of “Change of Control” above, or (B) the period of 10 consecutive Trading Days ending immediately before the Change of Control, in the case of a Change of Control under clause (ii) or (iii) of the definition of “Change of Control” above, equals or exceeds 105% of the Conversion Price of the Securities in effect on each of those five Trading Days; or

(ii)                                  at least 90% of the consideration in the transaction or transactions constituting a Change of Control consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following a Change of Control on a national securities exchange or the Nasdaq National  Market, and, as a result of the transaction or transactions, the Security either become convertible solely into that common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto).

For the purposes of this Section 3.7(b), (x) whether a Person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 and Rule 13d-5 under the Exchange Act and (y) the term “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

(c)                                  In the case of any Optional Repurchase Right, no later than 25 Business Days prior to an Optional Repurchase Date (the “Optional Repurchase Right Company Notice Date”), the Company shall mail a written notice, in the manner provided in Section 11.2, of the Optional Repurchase Right (the “Optional Repurchase Right Company Notice”) by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law).  In the case of any Change of Control Repurchase Right, no later than 20 Business Days after the occurrence of a Change of Control, the Company shall mail a written notice of the Change of Control (the “Change of Control Company Notice” and, together with the Optional Repurchase Right Company Notice, each a “Company Notice”) by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) in the manner provided in Section 11.2.  Each Company Notice of a Repurchase Right shall state:

(1)                                  the applicable Repurchase Date;

(2)                                  the date by which the Repurchase Notice pursuant to this Section 3.7 must be delivered to the Paying Agent in order for a Holder to exercise the Repurchase Rights;

(3)                                  the Repurchase Price and accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) per $1,000 principal amount of Securities to be repurchased;

(4)                                  a description of the procedure which a Holder must follow to exercise its Repurchase Right, and the places or places where such Securities are to be surrendered for payment of the Repurchase Price and accrued and unpaid interest (including Additional Interest and Additional Amounts, if any);

(5)                                  in the case of the Optional Repurchase Right Company Notice,

(i)                                     whether the Company elects to pay the Optional Repurchase Price in cash, shares of Common Stock or a combination thereof, specifying the percentages of each (except any cash amount to be paid in lieu of fractional shares);

(ii)                                  if the Company elects to pay any portion of the Optional Repurchase Price in shares of Common Stock,

a.                                       the method of calculating the number of shares of Common Stock; and

b.                                      the date on which the applicable 20-Trading-Day period ending on the Business Day immediately preceding the Optional Repurchase Date will commerce;

(6)                                  that on the applicable Repurchase Date the Repurchase Price and accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) will become due any payable in cash (or, in the case of any Optional Repurchase Right, the Company’s right to elect to pay in cash, shares of Common Stock or a combination thereof) upon each such Security designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date;

(7)                                  the Conversion Rate in effect, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place where such Securities may be surrendered for conversion;

(8)                                  that the Securities must be surrendered to the Paying Agent to collect payment;

(9)                                  in the case of the Change of Control Company Notice, briefly, the events causing a Change of Control and the date of such Change of Control;

(10)                            the name and address of the Paying Agent and the Conversion Agent;

(11)                            that the Repurchase Price for any Security as to which a Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security as described in clause (4) above;

(12)                            that the Securities with respect to which a Repurchase Notice has been given by the Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of the Indenture;

(13)                            the procedures for withdrawing a Repurchase Notice;

(14)                            that, unless the Company defaults in making payment of such Repurchase Price and interest (including Additional Interest and Additional Amounts, if any) on Securities surrendered for repurchase by the Company will cease to accrue on and after the Change of Control Purchase Date; and

(15)                            the CUSIP number(s) of the Securities.

At the Company’s request, the Trustee shall give the Company Notice in the Company’s name and at the Company’s expense, provided that the Company makes such request at least ten Business Days prior to the date by which such Company Notice is to be given to Holders in accordance with this Section 3.7(c), unless the Trustee agrees to a shorter period.

Without otherwise limiting the Company’s obligations pursuant to this Section 3.7(c) in any way, the Company shall also issue a press release through Dow Jones & Company, Inc., Bloomberg Business News or a similar newswire service containing the relevant information and otherwise make this information available on the Company’s web site or through another public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of Securities.

If any of the foregoing provisions or other provisions of this Article 3 are inconsistent with applicable law, such law shall govern.

(d)                                 A Holder may exercise its Optional Repurchase Right or its Change of Control Repurchase Right upon delivery of a written notice of repurchase (a “Repurchase Notice”) to be received by the Paying Agent at any time on or prior to the close of business on the Repurchase Date (unless the Company shall specify a later date), specifying:

(1)                                  if Certificated Securities have been issued, the certificate numbers of the Securities which the Holder will deliver to be repurchased or, if Certificated Securities have not been issued, the appropriate Depositary procedures;

(2)                                  the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple of $1,000;

(3)                                  that such Security shall be repurchased pursuant to the terms and conditions specified in Section 7 of the Securities and in this Indenture; and

(4)                                  in the case of any Optional Repurchase Right, in the event the Company elects, pursuant to Section 3.7(c) to pay the Optional Repurchase Price, in whole or in part, in shares of Common Stock but such portion of the Optional Repurchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Optional Repurchase Price in shares of Common Stock is not satisfied prior to the close of business on the relevant Optional Repurchase Date, as set forth in Section 3.7(c), whether such Holder elects (i) to withdraw such Repurchase Notice as to some or all of the Securities to which such Repurchase Notice relates (stating the expected principal amount and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Optional Repurchase Price for all Securities (or portions thereof) to which such Repurchase Notice relates.

In the case of clause (4) above, if a Holder, in such Holder’s Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.8, fails to indicate such Holder’s choice with respect to the election set forth in Section 3.7(d)(4), such Holder shall be deemed to have elected to receive cash in respect of the entire Optional Repurchase Price for all Securities subject to such Repurchase Notice in the circumstances set forth in this Section 3.7(d)(4).

The receipt of such Security (together with all necessary endorsements) by the Paying Agent with the Repurchase Notice at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 3.7 and Section 3.8 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.7 and Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.7 and Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.7(d) shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.8.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written withdrawal thereof.

Section 3.8                                      Effect of Repurchase Notice; Withdrawal.  Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.7(d), the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price with respect to such Security.  Such Repurchase Price shall be paid to such Holder, subject to the receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such Security (provided the conditions in Section 3.7(d) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.7(d).  Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 9 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice, at any time prior to the close of business on the Repurchase Date, specifying:

(1)                                  if Certificated Securities have been issued, the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted or, if Certificated Securities have not been issued, such information as may be required by the appropriate Depositary procedures,

(2)                                  the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

(3)                                  the principal amount, if any, of such Security which remains subject to the original Repurchase Notice, and which has been or will be delivered for repurchase by the Company.

A written notice of withdrawal of a Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Repurchase Notice pursuant to the terms Section 3.7(d)(4) or (ii) a conditional withdrawal containing the information set forth in Section 3.7(d)(4) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.9                                      Deposit of Repurchase Price.  Prior to 10:00 a.m., New York City time, on the Business Day following the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof which are to be repurchased as of the Repurchase Date.

Section 3.10                                Securities Repurchased in Part.  Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

Section 3.11                                Covenant to Comply With Securities Laws Upon Repurchase of Securities.  When complying with the provisions of Section 3.7 hereof (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.7 to be exercised in the time and in the manner specified in Section 3.7.

Section 3.12                                Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 11 of the

Securities, together with interest or dividends, if any, thereon, held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.9 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest thereon (subject to the provisions of Section 7.1(e)).

ARTICLE IV

COVENANTS

Section 4.1                                      Payment of Securities.  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture.  Any amounts of cash to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company.  Principal amount, any accrued interest (including Additional Interest and Additional Amounts, if any), the Redemption Price and the Repurchase Price, as the case may be, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash (or, if applicable, shares of Common Stock or a combination of cash and Common Stock) sufficient to pay any such amounts then due.

Section 4.2                                      SEC and Other Reports.  The Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements.  In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.  The Company also shall comply with the other provisions of TIA Section 314(a).  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including, without limitation, the existence of any Default or Event of Default or the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

Section 4.3                                      Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on April 25, 2004) an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge and the steps, if any, the Company intends to take to remedy such default.

Section 4.4                                      Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.5                                      Maintenance of Office or Agency.  The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion.  The office of The Bank of New York, 101 Barclay Street, Floor 8W, New York, New York 10286 (Attention:  Corporate Trust Administration), shall initially be such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee).

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

Section 4.6                                      Delivery of Certain Information.  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.  Whether a Person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 4.7                                      Statement by Officers as to Default.  The Company shall deliver to the Trustee, as soon as possible and in any event within five Business Days after the Company becomes aware of the occurrence of any Event of Default, an Officers’ Certificate setting forth the details of such Event of Default and the action which the Company proposes to take with respect thereto.

Section 4.8                                      Additional Amounts Notice.  In the event that the Company is required to pay Holders Additional Interest under Section 9.6 hereof or Additional Amounts pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Amounts Notice”) to the Trustee of its obligation to pay Additional Interest or Additional Amounts, as the case may be, no later than fifteen days prior to the proposed payment date for the Additional Interest or the Additional Amounts, as the case may be, unless the Trustee agrees to a shorter period, and the Additional Amounts Notice shall set forth the amount of Additional Interest or Additional Amounts, as the case may be, to be paid by the Company on such payment date.  The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Interest or the Additional Amounts, as the case may be, or with respect to the nature, extent, or calculation of the amount of Additional Interest or Additional Amounts, as the case may be, owed, or with respect to the method employed in such calculation of the Additional Interest or the Additional Amounts, as the case may be.

ARTICLE V

SUCCESSOR CORPORATION

Section 5.1                                      When Company May Merge or Transfer Assets.  The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:

(a)                                  either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company substantially as an entirety (i) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default, shall have occurred and be continuing; and

(c)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent set forth in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment (excluding the grant of a security interest but including any foreclosure thereon), sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.  Subject to Section 8.6, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1                                      Events of Default.  So long as any Securities are outstanding, each of the following shall be an “Event of Default”:

(1)                                  the Company defaults in the payment of the principal amount on any Security when the same becomes due and payable at its Stated Maturity;

(2)                                  (i) the Company defaults in its obligation to repurchase any Security, or any portion thereof, upon the exercise by the Holder of such Holder’s right to require the Company to repurchase such Securities pursuant to and in accordance with Section 3.7 hereof; or (ii) the Company defaults in its obligation to redeem any Security, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Section 3.1 hereof;

(3)                                  the Company defaults in its obligation to pay the Cash Amount upon conversion of the Securities pursuant to and in accordance with Sections 9.3 and 9.4 hereof;

(4)                                  the Company defaults in the payment of any accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) on any Security, in each case when due and payable, and continuance of such default for a period of 30 days;

(5)                                  the Company fails to comply with any of its terms, covenants or agreements in the Securities or this Indenture (other than those referred to in clauses (1) through (4) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

(6)                                  a default under any indebtedness for money borrowed by the Company or any Subsidiary in an aggregate outstanding principal amount in excess of $10.0 million, for a period of 30 days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, which default (A) is caused by the failure to pay principal or interest when due on such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged or (B) results in the acceleration of such indebtedness, unless such acceleration is waived, cured, rescinded or annulled or unless such indebtedness is discharged;

(7)                                  the entry by a court having jurisdiction of (i) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Significant Subsidiaries, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries, under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(8)                                  the commencement by the Company or any of its Significant Subsidiaries, of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any of its Significant Subsidiaries the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company or any of its Significant Subsidiaries, of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company or any of its Significant Subsidiaries, of an assignment for the benefit of creditors, or the admission by the Company or any of its Significant Subsidiaries, in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Significant Subsidiaries, expressly in furtherance of any such action.

A Default under clause (5) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (5) above after actual receipt of such notice. Any such notice must specify the Default, require that it be remedied and state that such notice is a “Notice of Default.”  For purposes of clauses (7) and (8) above, the term “Significant Subsidiary” shall also include any group of two or more Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary.

Section 6.2                                      Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.1(7) or (8) with respect to the Company) occurs and is continuing (the Event of Default not having been cured or waived as provided in this Article 6), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company, may declare the principal amount plus accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) on all the Securities to be immediately due and payable.  Upon such a declaration, such accelerated amount shall be due and payable immediately.  If an Event of Default specified in Section 6.1(7) or (8) occurs (with respect to the Company) and is continuing, the principal amount plus accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing

Events of Default have been cured or waived (except an Event of Default resulting from nonpayment of the principal amount plus accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) that have become due solely as a result of acceleration) and if all amounts due to the Trustee under Section 7.7 have been paid.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.3                                      Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.4                                      Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (i) an Event of Default described in Section 6.1(1), 6.1(2), 6.1(3) or 6.1(4), (ii) a Default in respect of a provision that under Section 8.2 cannot be amended without the consent of each Securityholder affected or (iii) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 9.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.  This Section 6.4 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.5                                      Control by Majority.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it.  This Section 6.5 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.6                                      Limitation on Suits.  A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)                                  the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)                                  the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(3)                                  such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense in connection with pursuing such remedy;

(4)                                  the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(5)                                  the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Securityholders).

Section 6.7                                      Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Repurchase Price or interest (including Additional Interest and Additional Amounts, if any) in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, any Redemption Date or any Repurchase Date, and to convert the Securities in accordance with Article 9, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.8                                      Collection Suit by Trustee.  If an Event of Default described in Section 6.1(1), (2), (3) or (4) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts payable to the Trustee under Section 7.7.

Section 6.9                                      Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Repurchase Price, the Cash Amount or interest (including Additional Interest and Additional Amounts, if any) in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                                  to file and prove a claim for the whole amount of the principal amount, Redemption Price, Repurchase Price, the Cash Amount or interest (including Additional Interest and Additional Amounts, if any) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

(b)                                 to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                                Priorities.  Subject to the provisions of Article 10, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.7;

SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Repurchase Price, the Cash Amount or interest (including Additional Interest and Additional Amounts, if any), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.  At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11                                Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.  This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.12                                Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Repurchase Price or the Cash Amount in respect of Securities, or any interest (including Additional Interest and Additional Amounts, if any) on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.13                                Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.  The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

ARTICLE VII

TRUSTEE

Section 7.1                                      Duties of Trustee.  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(a)                                  Except during the continuance of an Event of Default:

(1)                                  the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.  This Section 7.1(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(b)                                 Neither the Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Indenture or in connection herewith except to the extent caused by the Trustee’s negligence or willful misconduct as determined by a court of competent jurisdiction no longer subject to appeal or review.  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                  this subparagraph (b) does not limit the effect of subparagraph (a) of  this Section 7.1;

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

Subparagraphs (b)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(c)                                  Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

(d)                                 The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense associated therewith.

(e)                                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

Section 7.2                                      Rights of Trustee.  Subject to its duties and responsibilities under Section 7.1 and the TIA:

(a)                                  the Trustee may conclusively rely and shall be completely protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, obtain and conclusively rely upon an Officers’ Certificate;

(c)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, nominee, custodian or attorney appointed with due care by it hereunder;

(d)                                 the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

(e)                                  the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(f)                                    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g)                                 any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(h)                                 the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i)                                     the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received actual written notice specifying the nature of such Default or Event of Default;

(j)                                     the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(k)                                  the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded; and

(l)                                     anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action taken.

Section 7.3                                      Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4                                      Trustee’s Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s performance hereunder, the Company’s representations and warranties or its use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 7.5                                      Notice of Defaults.  If a Default occurs and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice.  Notwithstanding the preceding sentence, in the case of a Default described in Section 6.1(1), (2) (3) or (4), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders.  The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.  The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default, which notice specifically references this Indenture and the Securities.

Section 7.6                                      Reports by Trustee to Holders.  The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a).  The Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC (but only if this Indenture is then qualified under the TIA) and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee in writing promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

Section 7.7                                      Compensation and Indemnity.  The Company agrees:

(a)                                  to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b)                                 except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense or disbursement as may be attributable to its negligence or bad faith; and

(c)                                  to indemnify the Trustee or any predecessor Trustee and their respective officers, directors, employees and agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorney’s fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee and any and all franchise taxes of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or performance hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person), liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section.

To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, Redemption Price, Repurchase Price, the Cash Amount or interest (including Additional Interest and Additional Amounts, if any), as the case may be, on particular Securities.

The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture or the earlier resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(6) or (7), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any applicable bankruptcy law.

Section 7.8                                      Replacement of Trustee.  The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.10;

(2)                                  the Trustee is adjudged bankrupt or insolvent;

(3)                                  a receiver or public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Securityholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 7.9                                      Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 7.10                                Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b).  The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 7.11                                Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII

AMENDMENTS

Section 8.1                                      Without Consent of Holders.  The Company and the Trustee may amend, modify or supplement this Indenture or the Securities without the consent of any Securityholder to:

(a)                                  add to the covenants of the Company for the benefit of the Holders;

(b)                                 surrender any right or power herein conferred upon the Company;

(c)                                  provide for conversion rights of Holders in the event that any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs;

(d)                                 provide for the assumption of the Company’s obligations to the Holders in the case of a merger, consolidation, conveyance, sale, transfer or lease of all or substantially all of the Company’s assets pursuant to Article 5 hereof;

(e)                                  reduce the Conversion Price; provided, however, that such reduction in the Conversion Price shall not, in the good faith opinion of the Board of Directors, (as evidenced by a Board Resolution) adversely affect the interests of the Holders in any material respect (after taking into account tax and other consequences of such reduction);

(f)                                    comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g)                                 make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement, provided that such change or modification does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution), adversely affect the interests of the Holders in any material respect;

(h)                                 cure any ambiguity, to correct or supplement any defective provision herein; provided, however, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution), adversely affect the interests of the Holders in any material respect; and

(i)                                     add guarantees with respect to the Securities; or

(j)                                     add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company may deem necessary or desirable and that will not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution), adversely affect the interests of the Holders in any material respect.

Section 8.2                                      With Consent of Holders.  Except as provided below in this Section 8.2, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Securities at the time outstanding.

Without the written consent or the affirmative vote of each Holder affected thereby, an amendment or waiver under this Section 8.2 may not:

(a)                                  change the maturity of the principal amount of, or the date any installment of interest (including Additional Interest and Additional Amounts, if any) is due on, any Security;

(b)                                 reduce the principal amount of, or interest (including Additional Interest and Additional Amounts, if any) payable on, or the Redemption Price or Repurchase Price of, any Security;

(c)                                  change the currency of any amount owed or owing under the Security or any interest (including Additional Interest and Additional Amounts, if any) thereon from U.S. Dollars;

(d)                                 alter the manner of calculation or rate of accrual of interest (including Additional Interest and Additional Amounts, if any) on any Securities or extend the payment of any such amount;

(e)                                  impair the right of any Holder to institute suit for the enforcement of any payment or with respect to, or conversion of, any Security;

(f)                                    modify the obligation of the Company to maintain an office or agency in The City of New York pursuant to Section 4.5;

(g)                                 except as otherwise permitted or contemplated by the provisions of Articles 3, 5 and 9 hereof, adversely affect the repurchase right of the Holders of the Securities as provided in Article 3 or the right of the Holders of the Securities to convert any Security as provided in Article 9;

(h)                                 change the redemption provisions in Article 3 in a manner adverse to Holders;

(i)                                     reduce the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend this Indenture or to waive any past Default;

(j)                                     modify any of the provisions of this Section 8.2, or reduce the principal amount of outstanding Securities required to waive a default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

(k)                                  reduce the percentage of the principal amount of the outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture.

It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 8.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

Nothing in this Section 8.2 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Securityholder to provide for the assumption of the Company’s obligations to the Holders in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 hereof.

Section 8.3                                      Compliance with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article 8 shall comply with the TIA as then in effect.

Section 8.4                                      Revocation and Effect of Consents, Waivers and Actions.  Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective.  After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

Section 8.5                                      Notation on or Exchange of Securities.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 8.6                                      Trustee to Sign Supplemental Indentures.  The Trustee may, but need not, sign any supplemental indenture pursuant to this Article 8.  In signing any supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that all conditions precedent have been satisfied.

Section 8.7                                      Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE IX

CONVERSIONS

Section 9.1                                      Conversion Right and Conversion Price.

(a)                                  Subject to and upon compliance with the provisions of this Article 9, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Security, unless previously converted, redeemed or repurchased, into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect on the date of conversion, if any of the conditions to conversion set forth in Section 9.1(b) is satisfied.

Conversion rights shall be subject to the following: (i) prior to the Stockholder Approval, the Company’s obligation to pay cash in lieu of Common Stock as set forth in Section 9.3 and (ii) after the Stockholder Approval, the Company’s right to pay Common Stock, cash or a combination of cash and Common Stock as set forth in Section 9.4.

Until the Company obtains the Stockholder Approval, the Company shall deliver upon conversion (other than in the case of a conversion pursuant to Section 9.1(b)(2)): (1) an amount of cash equal to the lesser of (i) the principal amount of the Securities to be converted and (ii) the aggregate Conversion Value of such Securities, plus (2) a number of shares of Common Stock, not to exceed 59.95885 shares of Common Stock per $1,000 principal amount of Securities, equal to the quotient of (i) the excess (if any) of the aggregate Conversion Value of such Securities over their aggregate principal amount divided by (ii) the arithmetic average of the Volume Weighted Average Price of the Common Stock for each Trading Day during the Cash Settlement Averaging Period.  Notwithstanding the foregoing, until the Company obtains the Stockholder Approval, the aggregate shares of Common Stock the Company may deliver pursuant to this Article 9 shall be limited to the Capped Shares.

After the Company obtains the Stockholder Approval, the Company shall deliver, upon conversion, Common Stock, cash or a combination of cash and Common Stock as set forth in Section 9.4, and the aggregate number of shares the Company may deliver pursuant to this Article 9 shall no longer be limited to the Capped Shares.

To the extent a Holder converts one or more Securities pursuant to Section 9.1(b)(2), the Company shall deliver: (i) prior to the Stockholder Approval, an amount of cash equal to the lesser of (A) the aggregate Conversion Value of such Securities, or (B) the aggregate principal amount of such Securities, or (ii) after the Stockholder Approval, Common Stock, cash or a combination of cash and Common Stock as set forth in Section 9.4.

(b)                                 Subject to and in compliance with this Article 9, the Securities or any portion thereof may be converted if any of the conditions to conversion set forth in this Section 9.1(b) is satisfied.

(1)                                  Conversion Upon Satisfaction of Common Stock Price Conditions. Any Holder may surrender all or any portion of his or her Securities for conversion (at the Conversion Rate in effect) during any fiscal quarter if the Sale Price of the Common Stock for at least 20 consecutive Trading Days in the 30-Trading-Day period ending on the last Trading Day of the preceding fiscal quarter is greater than or equal to 120% of the Conversion Price (the Sale Price of the Common Stock at or above which the Securities may be converted being referred to herein as the “Conversion Trigger Price”) on the last Trading Day of such fiscal quarter.  The initial Conversion Trigger Price per share is $14.11 (assuming no other adjustments have been made since the Issue Date).

(2)                                  Conversion Upon Satisfaction of Security Price Conditions.  Any Holder may surrender all or any portion of his or her Securities for conversion during the five-consecutive-Business-Day period immediately following a five-consecutive-Trading-Day period in which the Sale Price per $1,000 principal amount of Securities for each day of such five-consecutive-Trading-Day period was less than 98% of the Conversion Value; provided that the Securities shall not be convertible pursuant to this Section 9.1(b)(2) after December 15, 2021 if on any Trading Day during such five-Trading-Day period the Sale Price of the Common Stock is between 100% and 120% of the then-current Conversion Price.

(3)                                  Conversion Upon Redemption Notice.  At any time prior to the close of business on the second Business Day preceding the date fixed for redemption, if such Security has been called for redemption pursuant to Section 3.1 hereof.

(4)                                  Conversion Upon Specified Corporate Transactions. Any Holder may surrender all or any portion of his or her Securities for conversion at any time at the Conversion Rate in effect if:

(i)                                     the Company distributes to all or substantially all holders of its shares of Common Stock rights or warrants entitling them (for a period expiring within 60 days of the date of such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the Sale Price of the Common Stock at the time of the announcement of such distribution,

(ii)                                  the Company distributes to all or substantially all holders of its shares of Common Stock, cash or other assets, debt securities or rights or warrants to purchase its securities, which distribution (together with all other distributions covered by this clause (ii) not triggering a conversion right during the preceding 12 months) has a per share value exceeding 5% of the Sale Price of the Common Stock on the day preceding the declaration date for the distribution, or

(iii)                               a Change of Control (except for such Change of Control that occurs due to a consolidation, merger or binding share exchange set forth in the next succeeding paragraph) would have occurred but for the fact that either (A) the Sale Price of the Common Stock during the periods described in the definition of Change of Control exceeds specified levels (as specified in Section 3.7(b)(2)(i)) or (B) the consideration received in such Change of Control consists of Capital Stock that is freely tradeable and the Securities become convertible into that Capital Stock as specified in Section 3.7(b)(2)(ii), then, in each case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, in the case of clause (i) or clause (ii), or within 20 Business Days after the occurrence of the event specified in clause (iii), in the case of clause (iii), until (A) the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Time and the date the Company announces that such distribution shall not take place, in the case of clause (i) or (ii), or (B) 20 Business Days after the Company’s delivery of the notice with respect to the event specified in clause (iii), in the case of clause (iii).

In addition, any Holder may surrender all or any portion of his or her Securities for conversion at any time at the Conversion Rate in effect if the Company consolidates with or merges into another corporation, or is a party to a binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section 9.8 hereof. In such event, the Security may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 days after the actual date of such transaction. In the event a Holder does not convert its Security during this time period, such Holder shall be entitled to receive, upon conversion, the kind and amount of cash, securities or other property that it would have received if it had converted its Security immediately prior to such consolidation, merger or binding share exchange.  If the Company engages in any transaction in the preceding sentence, the Conversion Rate shall not be otherwise adjusted.

Such conversion right shall expire at the close of business on the Business Day immediately preceding December 15, 2023.

The Conversion Agent shall, on behalf of the Company, determine on a quarterly basis whether the Securities shall be convertible pursuant to Section 9.1(b)(1) and, if the Securities shall be so convertible, the Conversion Agent shall promptly deliver to the Company and the Trustee written notice thereof.

In connection with any conversion pursuant to Section 9.1(b)(2), the Conversion Agent shall have no obligation to determine the Sale Price of the Securities unless the Company has requested such determination and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that on a Trading Day, the Sale Price per $1,000 principal amount of Securities would be less than 98% of the Conversion Value.  At such time, the Company shall instruct the Conversion Agent to determine the Sale Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Sale Price per $1,000 principal amount of Securities would be greater than or equal to 98% of the Conversion Value.  The Company shall confirm by written notice to the Conversion Agent whether such determination made by the Conversion Agent satisfies the conditions set forth in Section 9.1(b)(2).

Whenever the Securities shall become convertible pursuant to this Section 9.1(b) (in the case of a conversion pursuant to Section 9.1(b)(2), whenever the Conversion Agent has determined that the Securities shall become convertible pursuant to Section 9.1(b)(2)), the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 11.2, and the Company shall also publicly announce such information and publish it on the Company’s web site (or otherwise broadly disseminate the information in any manner deemed reasonable by the Company).  Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

The Company hereby agrees, and each Holder by its purchase thereof shall be deemed to have agreed, that the Conversion Agent shall incur no liability in connection with its obligations under the preceding paragraph (including, without limitation, in connection with any determination whether at any time the Securities shall be convertible as a result of the occurrence of an event specified in clause (1) or clause (2) above), except such liability as may result from the Conversion Agent’s gross negligence or willful misconduct.   In no event shall the Conversion Agent be liable to any Person, including any Holder, for any consequential, punitive or special damages.  The Company agrees to indemnify the Conversion Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the costs and expenses of defending against any claim (regardless of who asserts such claim) of liability) incurred by the Conversion Agent that arises out of or in connection with its obligations under the preceding paragraph, except such as may result from the gross negligence or willful misconduct of the Conversion Agent or any of its agents or employees.  The provisions of this paragraph shall survive the termination of this Indenture.

Section 9.2                                      Conversion Procedures.

(a)                                  Before any Holder shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Global Securities, comply with the procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Securities, as provided in Section 9.12, and all taxes or duties, if any, as provided in Section 9.11.

(b)                                 Within five Trading Days after receiving the conversion notice (the “Cash Settlement Notice Period”), if the Company is satisfying all or any part of its obligation (the “Conversion Obligation”) in cash (except for cash paid in lieu of fractional shares), then the Company or, pursuant to a Company Order, the Trustee on behalf of the Company and at the Company’s expense, shall send a notice to the Holder stating the following:

(1)                                  the Conversion Rate;

(2)                                  the name and address of the Conversion Agent;

(3)                                  the CUSIP number, if any, relating to such Securities.

(4)                                    the dollar amount to be satisfied in cash (which must be expressed either as 100% of the obligation or as a fixed dollar amount), not including any cash for fractional interests in shares of Common Stock;

(5)                                    that Securities must be surrendered to and received by the Conversion Agent prior to the conversion being paid in cash or shares of Common Stock;

(6)                                    briefly, the conversion rights of the Securities, and that the Holder must satisfy the requirements set forth in the Indenture in order to convert the Securities;

(7)                                    whether the conversion notice is subject to withdrawal and the procedures for withdrawal; and

(8)                                    that, unless the Company defaults on the conversion, interest on Securities surrendered for purchase shall cease to accrue on and after the conversion date.

(c)                                  The settlement procedures upon conversion are set forth in Sections 9.3 and 9.4.  Subject to the next succeeding sentence, if a Holder shall surrender its Securities for conversion, the Company shall, as soon as practicable thereafter, issue and deliver at said office or place to such Holder, or to such Holder’s nominee or nominees, certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together with cash in lieu of Common Stock (or a combination of Common Stock and cash) as set forth in this Indenture and cash in lieu of any fraction of a share to which such Holder would otherwise be entitled.  The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

(d)                                 Except as otherwise stated in this Indenture, the Company shall not make any payment in cash or any other adjustment for accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) or dividends in connection with the issuance of any Common Stock issued upon conversion of the Securities. On conversion of Securities, except as otherwise stated herein, a Holder shall not receive any cash payment or additional shares in respect thereof representing, accrued and unpaid interest (including Additional Interest and Additional Amounts, if any). Delivery by the Company to the Holder of the full number of shares of Common Stock into which the Securities are convertible, cash or a combination of Common Stock and cash (together with any cash payment in lieu of fractional shares) shall be deemed to satisfy the Company’s obligation to pay the principal amount of the Securities and to satisfy its obligation to pay any accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) attributable to the period from the Issue Date through the conversion date. As a result, any accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) is deemed paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) shall be payable upon any conversion of the Securities at the option of the Holder made concurrently with or after acceleration of the Securities following an Event of Default under the Securities.

(e)                                  Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Repurchase Notice exercising such Holder’s option to require the Company to repurchase such Security may be converted only if such Repurchase Notice is withdrawn in accordance with the Section 3.8 hereof.

(f)                                    A Security shall be deemed to have been converted as of the close of business on the date of the surrender of such Securities for conversion as provided above, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date.

(g)                                 If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(h)                                 In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 9.11 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

Section 9.3                                      Settlement Procedures Upon Conversion Prior to the Stockholder Approval.

(a)                                  If at the time of receipt of the Holders’ conversion notice (other than a conversion pursuant to Section 9.1(b)(2)), the Company has not obtained the Stockholder Approval, the Company shall satisfy the conversion notice by delivering:

(1)                                  an amount of cash equal to the lesser of (A) the aggregate principal amount of the Security to be converted, or (B) the Conversion Value; plus

(2)                                  a number of shares of Common Stock equal to the quotient of (A) the excess, if any, of (i) the Conversion Value, over (ii) the aggregate principal amount of the Security to be converted, divided by (B) the arithmetic average of the Volume Weighted Average Price of the Common Stock for each Trading Day during the Cash Settlement Averaging Period; subject to a maximum of 59.95885 per $1,000 principal amount of Securities.  For the purposes of this Section 9.3(a), the “Cash Settlement Averaging Period” shall be the 20-Trading-Day period beginning on the third Trading Day after the Company receives the Holder’s conversion notice.

Settlement in cash and/or Common Stock shall occur on the third Trading Day following the final day of the applicable Cash Settlement Averaging Period.

(b)                                 If at the time of receipt of the Holders’ conversion notice pursuant to 9.1(b)(2), the Company has not obtained the Stockholder Approval, the Company shall satisfy the conversion notice by delivering an amount of cash equal to the lesser of:

(1)                                  the aggregate principal amount of the Security to be converted, or

(2)                                  the Conversion Value.

Settlement in cash shall occur on the fifth Trading Day after the Company receives the Holders’ conversion notice.

Section 9.4                                      Settlement Procedures Upon Conversion After the Stockholder Approval.

(a)                                  If at the time of receipt of the Holder’s conversion notice, the Company has obtained the Stockholder Approval and the Company receives the conversion notice on or prior to the day that is 30 Trading Days before Stated Maturity (the “Final Notice Date”), the following settlement procedures shall apply:

(1)                                  If the Company elects to satisfy all or any portion of the Conversion Obligation in cash, the Company shall notify Holders through the Trustee of the dollar amount to be satisfied in cash at any time during the Cash Settlement Notice Period.

(2)                                  If the Company timely elects to satisfy all or any portion of the Conversion Obligation in cash, the Holder may retract the conversion notice at any time during the two-Trading-Day period beginning on the day after the final day of the Cash Settlement Notice Period (the “Conversion Retraction Period”).  No such retraction may be made (and a Holder’s conversion notice shall be irrevocable) if the Company does not elect to satisfy any portion of the Conversion Obligation in cash (other than cash in lieu of fractional shares).

(3)                                  If the conversion notice has not been retracted, then settlement (in cash and/or Common Stock) shall occur on the third Trading Day following the final day of the 20-Trading-Day period beginning on the third Trading-Day following the final day of the Conversion Retraction Period (the “Cash Settlement Averaging Period”).

(4)                                  The settlement amount for conversion (other than a conversion pursuant to Section 9.1(b)(2)) shall be computed as follows:

(i)                                     If the Company elects to satisfy the entire Conversion Obligation in Common Stock, then the Company shall deliver the number of shares equal to (A) the aggregate principal amount of the Security to be converted divided by 1,000, multiplied by (B) the Conversion Rate.

(ii)                                  If the Company elects to satisfy the entire Conversion Obligation in cash, then the Company shall deliver cash in an amount equal to (A) a number equal to the aggregate principal amount of the Security to be converted divided by 1,000, multiplied by the

Conversion Rate, multiplied by (B) the arithmetic average of the Volume Weighted Average Prices of Common Stock during the Cash Settlement Averaging Period.

(iii)                               If the Company elects to satisfy a portion (other than 100%) of the Conversion Obligation in cash, then the Company shall deliver such cash amount (“Cash Amount”) plus the number of shares of Common Stock equal to the greater of (A) zero and (B) the excess, if any, of:

a.                                       the number of shares of Common Stock equal to the aggregate principal amount of the Security to be converted divided by 1,000, multiplied by the Conversion Rate, minus

b.                                      the number of shares of Common Stock equal to the quotient of the Cash Amount divided by the arithmetic average of the Volume Weighted Average Prices of the Common Stock during the Cash Settlement Averaging Period.

(5)                                  The settlement amount for a conversion pursuant to Section 9.1(b)(2) shall be calculated as follows:

(i)                                     If the Company elects to satisfy the entire Conversion Obligation in cash, then the Company shall deliver the lesser of:

a.                                       the aggregate principal amount of the Security to be converted, or

b.                                      the product of (A) a number equal to the aggregate principal amount of the Security to be converted divided by 1,000, multiplied by the Conversion Rate and (B) the arithmetic average of the Volume Weighted Average Prices of the Common Stock during the Cash Settlement Averaging Period.

(ii)                                  If the Company elects to satisfy the entire Conversion Obligation in Common Stock, then the Company shall deliver the number of shares equal to the lesser of:

a.                                       the aggregate principal amount of the Security to be converted divided by 1,000, multiplied by the Conversion Rate, or

b.                                      the aggregate principal amount of the Security to be converted divided by the Sale Price of the Common Stock on the last Trading Day preceding the conversion date.

(iii)                               If the Company elects to satisfy a portion (other than 100%) of the Conversion Obligation in cash, then the Company shall deliver such Cash Amount plus the number of shares of Common Stock equal to the lesser of:

a.                                       (X) the aggregate principal amount of the Security to be converted divided by 1,000, multiplied by the Conversion Rate, minus (Y) the quotient of the Cash Amount divided by the arithmetic average of the Volume Weighted Average Price of a share of Common Stock during the Cash Settlement Averaging Period, or

b.                                      (X) the aggregate principal amount of the Security to be converted divided by the Sale Price of the Common Stock on the last Trading Day preceding the conversion date, minus (Y) the quotient of the Cash Amount divided by the arithmetic average of the Volume Weighted Average Price of a share of Common Stock during the Cash Settlement Averaging Period.

(6)                                  Settlement in cash and/or Common Stock shall occur on the third Trading Day following the final day of the applicable Cash Settlement Averaging Period.

(b)                                 If at the time of receipt of the Holder’s conversion notice, the Company has obtained the Stockholder Approval and the Company receives a Holder’s conversion notice after the Final Notice Date, the following settlement procedures shall apply:

(1)                                  If the Company elects to satisfy all or any portion of the Conversion Obligation in cash, the Company shall notify Holders through the Trustee of the dollar amount to be satisfied in cash (which shall be expressed either 100% of the Conversion Obligation or as a fixed dollar amount) at any time during the Cash Settlement Notice Period.

(2)                                  Settlement amount shall be computed, and settlement dates shall be determined, in the same manner as set forth in Section 9.4(a)(4) with respect to a conversion other than pursuant to Section 9.1(b)(2) (and as set forth in Section 9.4(a)(5) with respect to a conversion pursuant to Section 9.1(b)(2)) except that for the purposes of this Section 9.4(b), the “Cash Settlement Averaging Period” shall be the 20-Trading-Day period that begins on the date that is the 23rd Trading Day prior to Stated Maturity.

(3)                                  If the Company elects to satisfy all or any portion of the Conversion Obligation in cash, settlement shall occur on the third Trading Day following the final day of such Cash Settlement Averaging Period (which may be after the Stated Maturity).  If the Company elects to satisfy the entire Conversion Obligation in the Common Stock, settlement shall occur at Stated Maturity.

(4)                                  A Holder cannot retract such Holder’s conversion notice if the Holder delivers the notice after the Final Notice Day (and the conversion notice therefore shall be irrevocable).

(c)                                  Notwithstanding the foregoing, if the Common Stock experiences any of the disruption events set forth under clause (a), (b) or (c) of the definition of “Trading Day” on any day during the original Cash Settlement Averaging Period (determined assuming the Common Stock experienced none of such disruption events during such period), which would result in a price being determined later than the eighth Trading Day after the last day of the original Cash Settlement Averaging Period, then the Company shall determine all prices for all delayed and undetermined prices on that eighth Trading Day based on the Company’s good faith estimate of the Common Stock’s value on that date.

Section 9.5                                      Fractional Shares.

The Company shall not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company shall pay an amount in cash based upon the Sale Price of the Common Stock on the third Trading Day prior to the conversion date.

Section 9.6                                      Company to Provide Stock.

(a)                                  Until the Company obtains the Stockholder Approval, the maximum number of shares of Common Stock that may be delivered pursuant to this Article 9 shall be limited to 5,995,885 shares (the “Capped Shares”).

(b)                                 The Company hereby agrees to use its reasonable best efforts to obtain the Stockholder Approval within 120 days from the date hereof (the “Stockholder Approval Deadline”).  If the Stockholder Approval is not obtained by the Stockholder Approval Deadline (the “Stockholder Approval Default”), then the Company hereby agrees to pay additional interest (as increased, if applicable, pursuant to this Section 9.6(b), the “Additional Interest”) on the Securities from and including the day following the Stockholder Approval Deadline to but excluding the earlier of (i) the 91st day after the Stockholder Approval Deadline and (ii) the day on which the Stockholder Approval Default has been cured, in an amount equal to 0.25% per annum on the principal amount of the Securities then outstanding.  If the Stockholder Approval is not obtained within 90 days from the Stockholder Approval Deadline (the “Second Stockholder Approval Deadline”), then the Company hereby agrees to pay Additional Interest on the Securities from and including the 91st day after the Stockholder Approval Deadline to, but excluding, the earlier of (i) the 61st day after the Second Stockholder Approval Deadline and (ii) the day on which the Stockholder Approval Default has been cured in an amount equal to 0.50% per annum on the principal amount of the Securities then outstanding.  If the Stockholder Approval is not obtained within 60 days from the Second Stockholder Approval Deadline (the “Third Stockholder Approval Deadline”), then the Company hereby agrees to pay Additional Interest on the Securities from and including the 61st day after the Second Stockholder Approval Deadline to, but excluding, the day on which the Stockholder Approval Default has been cured in an amount equal to 0.75% per annum on the principal amount of the Securities then outstanding.  For clarification, the Additional Interest of 0.50% per annum is in substitute for, and not in addition to, the Additional Interest of 0.25% per annum applicable only for the first 90 days after the Stockholder Approval Deadline and the Additional Interest of 0.75% per annum is in substitute for, and not in addition to, the Additional Interest of 0.50% per annum applicable only for the first 60 days after the Second Stockholder Approval Deadline.  The Company shall give the Trustee written notice if it does not obtain the Stockholder Approval by the Stockholder Approval Deadline, the Second Stockholder Approval Deadline or the Third Stockholder Approval Deadline.  The Company shall also give the Trustee written notice if it obtains the Stockholder Approval.

(c)                                  After Stockholder Approval is obtained, the Company shall, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

(d)                                 Notwithstanding the foregoing, nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Common Stock which are then held in the treasury of the Company.

(e)                                  The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 9.11, taxes with respect to the issue thereof.

(f)                                    If any shares of Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be.  The Company further covenants that so long as the Common Stock shall be listed on the New York Stock Exchange, the Company will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the Securities, and the Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

Section 9.7                                      Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time as follows:

(a)                                  In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the date following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

(1)                                  the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination plus the total number of shares constituting such dividend or other distribution; and

(2)                                  the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination.

Such increase shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination.  If any dividend or distribution of the type described in this Section 9.7(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b)                                 In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced.

Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c)                                  In case the Company shall, at any time or from time to time while any of the Securities are outstanding, issue rights or warrants (other than any rights or warrants referred to in Section 9.7(d)) to all or substantially all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Sale Price on the Business Day immediately preceding the date of the announcement of such issuance (treating the conversion price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), then the Conversion Rate shall be adjusted to equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date after such date of the announcement by a fraction:

(1)                                  the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the close of business on the date of the announcement, plus the total number of additional shares of Common

Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible); and

(2)                                  the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date of the announcement, plus the number of shares of Common Stock or securities which the aggregate offering price of the total number of additional shares of Common Stock or securities so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Sale Price of the Common Stock.

Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance.  To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered.  In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

(d)                                 In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged), cash, shares of its capital stock (other than the Common Stock and any dividends or distributions to which Section 9.7(a) applies), evidences of its Indebtedness or other assets, including securities, but excluding (i) any rights or warrants referred to in Section 9.7(c), (ii) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, consolidation, merger, statutory share exchange, combination, sale or conveyance to which Section 9.8 applies and (iii) dividends and distributions paid exclusively in cash (such capital stock, evidence of its Indebtedness, cash, other assets or securities being distributed hereinafter in this Section 9.7(d) called the “distributed assets”), then, in each such case, subject to the third and fourth succeeding paragraphs and the third last paragraph of this Section 9.7(d), the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution shall be adjusted to equal the rate determined by multiplying such Conversion Rate by a fraction:

(1)                                  the numerator of which shall be the Conversion Price in effect; and

(2)                                  the denominator of which shall be such Conversion Price in effect, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date) (determined as provided in Section 9.7(g)) on such date.

Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution.  In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

Except as provided in the next paragraph, if the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 9.7(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the ten consecutive Trading Days immediately prior to the date of determination to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during such period would not be in the best interest of the Holders.

In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company’s Subsidiaries (a “Spin-Off”), the Fair Market Value of the securities to be distributed shall equal the average of the Sale Prices of such securities on the principal securities market on which such securities are traded for the ten consecutive Trading Days commencing on and including the fifth Trading Day after the date on which the ex-distribution trading commences for such Spin-Off securities on the principal national or regional exchange or market on which those securities are then listed or quoted.  In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities.

Rights or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of Common Stock (including the shares to be issued upon conversion of the Securities) shall be deemed not to have been distributed for purposes of this Section 9.7(d) (and no adjustment to the Conversion Rate under this Section 9.7(d) shall be required) until the occurrence of the earliest Trigger Event.  If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of Indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 9.7(d):

(1)                                  in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

(2)                                  in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 9.7(d) and Sections 9.7(a), 9.7(b) and 9.7(c), any dividend or distribution to which this Section 9.7(d) is applicable that also includes (i) shares of Common Stock to which Section 9.7(a) applies, (ii) a subdivision or combination of shares of Common Stock to which Section 9.7(b) applies or (iii) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 9.7(c) applies (or any combination thereof), shall be deemed instead to be:

(1)                                  a dividend or distribution of the evidences of Indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 9.7(a), 9.7(b) and 9.7(c) apply, respectively (and any Conversion Rate increase required by this Section 9.7(d) with respect to such dividend or distribution shall then be made), immediately followed by

(2)                                  a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Rate adjustment required by Sections 9.7(a), 9.7(b) and 9.7(c) with respect to such dividend or distribution shall then be made), except:

(A)                              the Record Date of such dividend or distribution shall be substituted as (i) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 9.7(a), (ii) ”the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 9.7(b), and (iii) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants,” “the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants” and “Record Date” within the meaning of Section 9.7(c); and

(B)                                any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 9.7(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

In the event of any distribution referred to in this Section 9.7(d) in which (1) the Fair Market Value (as determined by the Board of Directors) of such distribution applicable to one share of Common Stock (determined as provided above) equals or exceeds the average of the Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution or (2) the average of the Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution exceeds the Fair Market Value of such distribution by less than $1.00, then, in each such case, in lieu of an adjustment to the Conversion Rate, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security, in addition to shares of Common Stock, the kind and amount of such distribution such Holder would have received had such Holder converted such Security immediately prior to the Record Date for determining the shareholders entitled to receive the distribution.

In the event of any distribution referred to in Section 9.7(c) or 9.7(d), where, in the case of a distribution described in Section 9.7(d), the Fair Market Value of such distribution per share of Common Stock (as determined by the Board of Directors) exceeds 5% of the Sale Price of a share of Common Stock on the Business Day immediately preceding the declaration date for such distribution, then, if the Securities are otherwise convertible pursuant to this Article 9, the Company shall be required to give notice to the Holders at least 20 days prior to the Ex-Dividend Time for the distribution and, upon the giving of notice, the Securities may be surrendered for conversion at any time until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that the distribution will not take place.  No adjustment to the Conversion Rate or the ability of a Holder to convert will be made in respect of a distribution described in Sections 9.7(a), (c), (d) or (e) if the Holder will otherwise participate in such distribution without conversion.

Under the existing rights plan of the Company, or any amendment thereof or adoption of a new rights plan, while Securities remain outstanding, Holders shall receive, upon conversion of Securities, in addition to shares of Common Stock, the rights under the applicable rights plan unless, prior to the conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock, in which case the Conversion Rate in effect shall be adjusted at the time of separation as if the Company had distributed to all Holders of Common Stock the distributed assets, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(e)                                  In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock, cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution shall be adjusted to equal the rate determined by multiplying such Conversion Rate by a fraction,

(1)                                  the numerator of which shall be the Conversion Price in effect; and

(2)                                  the denominator of which shall be the Conversion Price in effect less the full amount of cash so distributed as applicable to one share of Common Stock.

Such adjustment shall be effective immediately prior to the opening of business on the day following the Record Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Conversion Price in effect, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such holder would have received had such Holder converted each Security on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f)                                    In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to holders of its Common Stock of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate in effect immediately prior to the close of business on the Expiration Time shall be adjusted to equal the rate determined by multiplying such Conversion Rate by a fraction,

(1)                                  the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time; and

(2)                                  the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time.

Such adjustment shall become effective immediately prior to the opening of business on the day following the Expiration Time.  If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(g)                                 For purposes of this Article 9, the following terms shall have the meanings indicated:

“Fair Market Value” shall mean the amount that a willing buyer would pay a willing seller in an arm’s-length transaction (as determined in good faith by the Board of Directors).

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h)                                 The Company shall be entitled to make such additional increases in the Conversion Rate, in addition to those required by Sections 9.7(a), (b), (c), (d), (e) and (f), as the Board of Directors deems advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(i)                                     To the extent permitted by applicable law, the Company may, from time to time, increase the Conversion Rate by any rate for any period of time, if such period is at least 20 days and the increase is irrevocable during the period.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee, the Conversion Agent and each Holder at the address of such Holder as it appears in the register of the Securities maintained by the Registrar, at least 15 days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it will be in effect.

(j)                                     In any case in which this Section 9.7 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 9.5) issuing to the Holder of any Securities converted after such Record Date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(k)                                  All calculations under this Section 9.7 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward.  Notwith-standing any other provision of this Section 9.7, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of such rate; provided that the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate in effect and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carried forward.  Any adjustments under this Section 9.7 shall be made successively whenever an event requiring such an adjustment occurs.

(l)                                     In the event that at any time, as a result of an adjustment made pursuant to this Section 9.7, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Securities originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this Section 9.7, and the provision of Sections 9.1 through 9.6 and 9.8 through 9.12 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

(m)                               No adjustment shall be made pursuant to this Section 9.7 (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) if the Holders of the Securities may participate, without conversion, in the transaction that would otherwise give rise to an adjustment pursuant to this Section 9.7.

Section 9.8                                      Consolidation or Merger of the Company.  If any of the following events occurs, namely:

(1)                                  any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(2)                                  any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

(3)                                  any sale or conveyance of all or substantially all of the properties and assets of the Company to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Securities shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 9.8, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares).  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 9.  If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 9.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 9.8 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 9.8 applies to any event or occurrence, Section 9.7 shall not apply.

Section 9.9                                      Notice of Adjustment.  Whenever an adjustment in the Conversion Rate with respect to the Securities is required:

(1)                                  the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

(2)                                  a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 11.2.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

In addition, whenever an adjustment in the Conversion Rate with respect to the Securities is required, the Company shall issue a press release through Dow Jones & Company, Inc.,  Bloomberg Business News or a similar newswire service containing the relevant information and make this information available on the Company’s web site or through another public medium as it may use at that time.

Section 9.10                                Notice in Certain Events.  In case:

(1)                                  of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

(2)                                  of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(3)                                  of any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 11.2, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Rate pursuant to this Article 9, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this Article 9 is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this Section 9.10.

Section 9.11                                Taxes on Conversion.  The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

Section 9.12                                Conversion After Interest Payment Record Date.  Except as provided below, if any Securities are surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Securities shall not be entitled to receive any payment in cash in respect of interest that has accrued on such Securities since the prior Interest Payment Date.  By delivery to the Holder of the number of shares of Common Stock issuable or cash payment, if any, in lieu of fractional shares payable upon conversion in accordance with this Article 9, any accrued and unpaid interest on such Securities will be deemed to have been paid in full.

If any Securities are surrendered for conversion subsequent to the Interest Payment Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date, the Holder of such Securities at the close of business on such Interest Payment Record Date shall receive the interest payable on such Securities on such Interest Payment Date notwithstanding the conversion thereof.  Securities surrendered for conversion during the period from the close of business on any Interest Payment Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Securities which have been called for redemption on a Redemption Date between such Interest Payment Record Date and the third Business Day after such Interest Payment Date) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds of an amount equal to the interest payable on such Interest Payment Date on the Securities being surrendered for conversion.  Except as provided in this Section 9.12, no adjustments in respect of payments of interest on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

Section 9.13                                Company Determination Final.  The Company shall be responsible for making all calculations called for under this Security. These calculations include, but are not limited to, determinations of accrued interest, including Additional Interest and Additional Amounts, if any, the Conversion Price, the Repurchase Price, the Redemption Price, the Sale Price of the Company’s Common Stock and other calculations related to a Holder’s conversion rights. The Company or its agents shall make these calculations in good faith and, absent manifest error, the calculations will be final and binding on any Holder of this Security. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee may forward the Company’s calculations to any Holder of this Security upon request. The settlement amount of cash and the number of shares of Common Stock, which shall be deliverable upon conversion pursuant to Sections 9.3 and 9.4, shall be computed by the Company.

The Company shall cause to be filed with the Trustee and the Conversion Agent, at least one Business Day prior to the applicable settlement date specified under Sections 9.3 and 9.4, a written notice stating such settlement amount and number of shares of Common Stock. Any determination that the Company or the Board of Directors must make pursuant to this Article 9 shall be conclusive if made in good faith and in accordance with the provisions of this Article 9, absent manifest error, and set forth in a Board Resolution delivered to the Trustee and the Conversion Agent.

Section 9.14                                Responsibility of Trustee for Conversion Provisions.  The Trustee has no duty to determine when an adjustment under this Article 9 should be made, how it should be made or what it should be.  The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities.  The Trustee shall not be responsible for any failure of the Company to comply with this Article 9 or any duty to monitor the Company’s compliance.  Each Conversion Agent other than the Company shall have the same protection under this Section 9.14 as the Trustee.

The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

Section 9.15                                Unconditional Right of Holders to Convert.  Notwithstanding any other provision in this Indenture, the Holder shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article 9 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

ARTICLE X

SUBORDINATION OF THE SECURITIES

Section 10.1                                Agreement to Subordinate.  The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full, in cash or Cash Equivalents, of all Senior Indebtedness of the Company (in each case, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed and including, without limitation, Senior Indebtedness of the Company created, incurred, assumed or guaranteed during the pendency of any bankruptcy or other insolvency proceeding of the Company) and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness.  Only Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein.  The Securities shall in all respects rank pari passu with the Company’s future Indebtedness that shall provide that such Indebtedness is on a parity with the Securities and be senior to any existing and future Indebtedness of the Company that shall provide that such Indebtedness is subordinated in right of payment to the Securities. All provisions of this Article 10 shall be subject to Section 10.12.

Section 10.2                                Liquidation, Dissolution, Bankruptcy.  Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or dissolution of the Company, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment by the Company for the benefit of its creditors or any marshaling of the assets and liabilities of the Company:

(1)                                  holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of all obligations due in respect thereof (including interest accruing after the commencement of any such proceeding at the rate specified in the instrument evidencing such Senior Indebtedness, whether or not a claim therefore is allowed in any such proceeding, to the date of payment of such Senior Indebtedness) before Holders shall be entitled to receive any payment of principal of, premium, if any, or interest (including Additional Interest and Additional Amounts, if any) on the Securities; and

(2)                                  until such Senior Indebtedness is paid in full in cash or Cash Equivalents, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear.

To the extent any payment of principal of, premium, if any, or interest on any Senior Indebtedness of the Company (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person, such Senior Indebtedness or part thereof intended to be satisfied shall be deemed reinstated and outstanding, as if such payment had not occurred.

Section 10.3                                Default on Designated Senior Indebtedness of the Company.

(a)                                  The Company may not pay the principal of, premium, if any, or interest (including Additional Interest and Additional Amounts, if any) on the Securities and may not repurchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”), if:

(1)                                  a default in the payment when due of the principal of, premium, if any, or interest (including additional amounts) on or any other amount in respect of any Designated Senior Indebtedness of the Company (a “Payment Default”) occurs and is continuing beyond any applicable grace period; or

(2)                                  any default that is not a Payment Default (a “Nonpayment Default”) occurs and is continuing with respect to any Designated Senior Indebtedness of the Company that permits the holders thereof to accelerate its maturity and the Trustee receives a notice of that default (a “Payment Blockage Notice”) from the Company or the holders of such Designated Senior Indebtedness.

(b)                                 Payments on the Securities may and shall be resumed:

(1)                                  in the case of a Payment Default, upon the date on which it is cured or waived; and

(2)                                  in case of a Nonpayment Default, the earlier of the date on which it is cured or waived or 179 days after the date on which such Payment Blockage Notice is received by the Trustee (a “Payment Blockage Period”), unless the maturity of the relevant Designated Senior Indebtedness of the Company has been accelerated, if this Article 10 otherwise permits the payment.

(c)                                  Notwithstanding the foregoing to the contrary,

(1)                                  In no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given,

(2)                                  there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect, and

(3)                                  not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days.

(d)                                 No Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been cured or waived for a period of not less than 90 days.

Section 10.4                                Acceleration of Payment of Securities.  If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Senior Indebtedness of the Company (or their representative) of the acceleration.

Section 10.5                                When Distribution Must Be Paid Over.  If a payment or distribution is made to the Trustee or Holders that because of this Article 10 should not have been made to them and the Trustee or the Holders, as the case may be, has actual knowledge that the payment is prohibited, the Trustee or the Holders, as the case may be, who receive the payment or distribution shall hold it in trust for holders of Senior Indebtedness of the Company and, upon the proper written request, pay it over promptly to them as their interests may appear.

Section 10.6                                Subrogation.  After all Senior Indebtedness of the Company is paid in full in cash or Cash Equivalents and until the Securities are paid in full in cash or Cash Equivalents, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.  In no event, however, shall Holders have any rights or claims against the holders of any Senior Indebtedness of the Company for any alleged impairment of Holders’ subrogation rights, and each Holder, by accepting a Security, acknowledges that any actions taken by the holders of any Senior Indebtedness of the Company with respect to such Senior Indebtedness or any security therefore are authorized and consented to by Holders.

Section 10.7                                Relative Rights.  This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness of the Company.  Nothing in this Indenture shall:

(1)                                  impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay its obligations in respect of this Indenture and the Securities in accordance with their terms; or

(2)                                  prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders as provided in this Article 10.

Section 10.8                                Subordination May Not Be Impaired.  No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by any such holder or by any noncompliance by the Company with this Indenture, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

Section 10.9                                Rights of Trustee and Paying Agent.

(a)                                  Notwithstanding the provisions of Section 10.3, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than three Business Days prior to the date of such payment, a Responsible Officer receives notice reasonably satisfactory to it that payments may not be made in accordance with the provisions of this Article 10.  The Company, a representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if the holders of an issue of Senior Indebtedness of the Company have a representative, only the representative may give the notice.

(b)                                 The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee.  The Registrar and co-registrar and the Paying Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

(c)                                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 10 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

Section 10.10                          Distribution or Notice to Representative.  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their representative (if any).

Section 10.11                          Not to Prevent Events of Default or Limit Right to Accelerate.  The failure to make a payment pursuant to the Securities by reason of any provision in this

Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities.

Section 10.12                          Trustee Entitled to Rely.  Upon any payment or distribution pursuant to this Article 10, the Trustee and the Holders shall be entitled to conclusively rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the representative for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

Section 10.13                          Trustee to Effectuate Subordination.  Each Holder by accepting a Security authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 10.14                          Trustee Not Fiduciary for Holders of Senior Indebtedness.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall, in contravention of this Indenture, pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise; provided, however, that nothing herein shall limit the Trustee’s liability for any such payment or distribution which results from the Trustee’s negligence or willful misconduct.

Section 10.15                          Reliance by Holders of Senior Indebtedness on Subordination Provisions.  Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Section 10.16                          Amendments.  The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Indebtedness of the Company.

ARTICLE XI

MISCELLANEOUS

Section 11.1                                Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.2                                Notices.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, CA 92503
Attn: General Counsel
Facsimile No.: 909-351-3776

if to the Trustee:

The Bank of New York
101 Barclay Street – Floor 8W
New York, New York 10286
Facsimile No.:  212-815-5707
Attention:  Corporate Trust Administration

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 11.3                                Communication by Holders with Other Holders.  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 11.4                                Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                  an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.5                                Statements Required in Certificate or Opinion.  Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)                                  a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(3)                                  a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement that, in the opinion of such Person, such covenant or condition has been complied with.

Section 11.6                                Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.7                                Rules by Trustee, Paying Agent, Conversion Agent and  Registrar.  The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 11.8                                Legal Holidays.  A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

Section 11.9                                GOVERNING LAW; WAIVER OF JURY TRIAL.  THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.10                          No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

Section 11.11                          Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.12                          Multiple Originals.  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

Section 11.13                          Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

FLEETWOOD ENTERPRISES, INC.

By:	/s/ Edward B. Caudill
	Name:	Edward B. Caudill
	Title:	President and Chief Executive Officer

THE BANK OF NEW YORK
As Trustee

By:	/s Remo J. Reale
	Name:	Remo J. Reale
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY EVIDENCED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

(1)          REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT;

(2)          AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (E) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) or (4) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM

REGISTRATION UNDER THE SECURITIES ACT, IF AVAILABLE, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, TO REQUIRE THE DELIVERY OF A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY AND AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT; OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

(3)          AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

FLEETWOOD ENTERPRISES, INC.

5.00% Convertible Senior Subordinated Notes due 2023

No. : R-1	CUSIP: [ ]
ISIN: [ ]
Issue Date: [ ]	Principal Amount: [ ]

FLEETWOOD ENTERPRISES, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of [     ] ($[      ]) on December 15, 2023.

Interest Payment Dates:  June 15 and December 15, commencing June 15, 2004.

Interest Payment Record Dates:  May 31 and November 30.

Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FLEETWOOD ENTERPRISES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory

Dated: [ ]

[FORM OF REVERSE OF GLOBAL SECURITY]

5.00% Convertible Senior Subordinated Notes due 2023

This Security is one of a duly authorized issue of the 5.00% Convertible Senior Subordinated Notes due 2023 (the “Securities”) of Fleetwood Enterprises, Inc., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of December 22, 2003 (as it may be amended from time to time in accordance with the terms thereof, the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”).  The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Security.  This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.  Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.               Status.

Each Holder by accepting a Security agrees that the payment of principal of, premium, if any, and interest (including Additional Interest and Additional Amounts, if any) on each Security is subordinated in right of payment to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full in cash or Cash Equivalents of the Senior Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and the subordination is for the benefit of the holders of such Senior Indebtedness.

2.               Payment of Principal and Interest.

The Company promises to pay interest on the principal amount of the Securities at the interest rate of 5.00% per annum (the “Interest Rate”) from the date of issuance until repayment in full at December 15, 2023, or until an earlier conversion, redemption or repurchase.  The Company will pay interest (including Additional Interest and Additional Amounts, if any) on this Security semi-annually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing June 15, 2004.  Interest (including Additional Interest and Additional Amounts, if any) on the Securities shall be paid to the Holder in whose name this Security (or a predecessor Security) is registered at the close of business on the Interest Payment Record Date (whether or not a Business Day) preceding an Interest Payment Date, except (a) that interest payable on the Stated Maturity shall be payable to the Holder to whom the principal is payable, (b) Default Interest (as defined below) shall be payable as set forth in the Indenture and (c) as otherwise specified herein or in the Indenture.  If the Stated Maturity or an Interest Payment Date falls on a day that is not a Business Day, the payment due at the Stated Maturity or on such Interest Payment Date will be made on the following day that is a Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Stated Maturity or Interest Payment Date, as the case may be.

Interest on the Securities shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable for less than a full semi-annual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

If this Security is redeemed or repurchased by the Company on a date that is after the Interest Payment Record Date and prior to the corresponding Interest Payment Date, interest (including Additional Interest and Additional Amounts, if any) accrued and unpaid hereon to but not including the applicable Redemption Date or Repurchase Date, as the case may be, will be paid to the same Holder to whom the Company pays the principal of this Security.

Interest on Securities converted after an Interest Payment Record Date but prior to the corresponding Interest Payment Date will be paid to the Holder on the Interest Payment Record Date but, upon conversion, the Holder at the time of conversion must pay the Company the interest (including Additional Interest and Additional Amounts, if any) which has accrued and will be paid on such Interest Payment Date; provided, that no such payment need be made with respect to Securities to be redeemed by the Company after an Interest Payment Record Date and prior to the third Business Day after the corresponding Interest Payment Date.

If the principal amount hereof or any portion of such principal amount or any interest (including Additional Interest and Additional Amounts, if any) on any Security is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Section 6 hereof or the Repurchase Price pursuant to Section 7 hereof or upon the Stated Maturity of this Security), then in each such case the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest (“Defaulted Interest”) without regard to any applicable grace periods, as provided in the Indenture.  Such Defaulted Interest shall be compounded semi-annually, which interest shall accrue from the date on which such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for.

3.               Method of Payment.

Except as provided below, interest will be paid (i) on the Global Securities to The Depository Trust Company (“DTC”) or its nominee in immediately available funds, (ii) on any definitive Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Securities; and (iii) on any definitive Securities having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holders of such Securities.  Holders of such Securities requesting payment by wire transfer must provide the Trustee with wire transfer instructions at least 15 days prior to the relevant payment date.

At Stated Maturity, the Company will pay interest on definitive Securities at the Company’s office or agency in New York City, which initially will be the Corporate Trust Office of the Trustee in New York City.

Principal on Global Securities will be paid to DTC or its nominee in immediately available funds.  Principal on definitive Securities will be payable, upon Stated Maturity or when due, at the office or agency of the Company in New York City, maintained for such purpose, initially the Corporate Trust Office of the Trustee in New York City.

Subject to the terms and conditions of the Indenture, the Company will make payments in cash (or, if applicable, in shares of Common Stock or a combination of cash and Common Stock) in respect of Redemption Prices, Repurchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money, as described herein.

4.               Paying Agent, Conversion Agent and Registrar.

Initially, The Bank of New York will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

5.               Indenture.

The Securities are unsecured senior subordinated obligations of the Company limited to $[      ] aggregate principal amount.  The Indenture does not limit the Company from incurring other indebtedness, secured or unsecured.

6.               Redemption at the Option of the Company.

No sinking fund is provided for the Securities. The Securities are not redeemable by the Company prior to December 15, 2008.  The Securities are redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time, on or after December 15, 2008 upon not less than 20 nor more than 60 days’ notice (the “Redemption Notice”) by mail for a Redemption Price equal to 100% of the principal amount of those Securities to be redeemed (the “Redemption Price”), plus accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) thereon up to, but excluding, the Redemption Date.   If the Redemption Date is an Interest Payment Date, accrued and unpaid interest will instead be paid to the Holder in whose name this Security (or a predecessor Security) is registered at the close of business on the respective Interest Payment Record Date.

If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such Redemption Date, and the Holders thereof shall have no other rights as such other than the right to receive the Redemption Price upon surrender of such Securities.  Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

7.               Repurchase By the Company at the Option of the Holder.

Optional Repurchase Right.  On December 15, 2008, December 15, 2013 and December 15, 2018, each Holder shall have the right at the Holder’s option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Securities, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000 (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be outstanding after such repurchase is equal to an integral multiple of $1,000), at a repurchase price (the “Optional Repurchase Price”) equal to 100% of the principal amount of the Securities to be repurchased plus interest (including Additional Interest and Additional Amounts, if any) accrued and unpaid to, but excluding, the Optional Repurchase Date.  The Optional Repurchase Price may be paid, at the option of the Company, in cash or by the delivery of Common Stock, or any combination thereof, in the manner described in Section 3.7(a) of the Indenture.

Repurchase Right Upon a Change of Control.  At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to repurchase the Securities held by such Holder within 20 Business Days after the occurrence of a Change of Control of the Company for a Change of Control Repurchase Price equal to the principal amount of those Securities plus accrued and unpaid interest (including Additional Interest and Additional Amounts, if any) thereon up to, but excluding, the Change of Control Repurchase Date.  The Change of Control Repurchase Date shall be within 25 Business Days of the Company’s delivery of the notice described in the preceding sentence, which shall be delivered to all Holders and the Trustee. The Change of Control Repurchase Price shall be paid in cash.

Holders have the right to withdraw any Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If money or Common Stock, if permitted hereunder, sufficient to pay the Repurchase Price of all Securities or portions thereof to be repurchased as of the Repurchase Date, is deposited with the Paying Agent prior to or on the Repurchase Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such Repurchase Date, and the Holders thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Security.

8.               Conversion.

Subject to and in compliance with the provisions of the Indenture, a Holder is entitled, at such Holder’s option, to convert the Holder’s Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect at the time of conversion, as follows:

(i)                                     during any fiscal quarter if the Sale Price of the Common Stock for at least 20 consecutive Trading Days in the 30-Trading-Day period ending on the last Trading Day of the preceding fiscal quarter is greater than or equal to 120% of the Conversion Price on the last Trading Day of such fiscal quarter;

(ii)                                  during the five-consecutive-Business-Day period immediately following a five-consecutive-Trading-Day period in which the Sale Price per $1,000 principal amount of Securities for each day of such five-consecutive-Trading-Day period was less than [       ]% of the Conversion Value; provided that the Securities shall not be convertible pursuant to this Section 9.1(b)(2) after December 15, 2021 if on any Trading Day during such five-Trading-Day period the Sale Price of the Common Stock is between [       ]% and [       ]% of the then-current Conversion Price;

(iii)                               at any time prior to the close of business on the second Business Day preceding the date fixed for redemption, if such Security has been called for redemption pursuant to the terms of the Indenture; or

(iv)                              in the event of certain corporate transactions as provided in the Indenture;

provided, however, that the conversion rights described above are subject to: (A) prior to the Stockholder Approval, the Company’s obligation to pay cash in lieu of issuing Common Stock as described further in the Indenture and (B) after the Stockholder Approval, the Company’s right to pay in cash, Common Stock or a combination of cash and Common Stock as further described in the Indenture.

A Security in respect of which a Holder has delivered a Repurchase Notice, exercising the option of such Holder to require the Company to purchase such Security, may be converted only if such Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is [         ] shares per $1,000 of principal amount of Securities, subject to adjustment in certain events set forth in the Indenture.  No fractional shares of Common Stock shall be issued upon conversion of any Security.  Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

To surrender a Certificated Security for conversion, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required by the Indenture.  Interests in a Global Security may be converted by delivering to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program.

If the Company (i) is a party to a consolidation, merger or binding share exchange, (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Common Stock will be changed into a right to convert it into the securities, cash or other assets of the

Company or such other Person a Holder would have received had such Holder converted immediately prior to any of the foregoing events, in each case in accordance with the Indenture.

9.               Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a Redemption Notice of Securities to be redeemed.

10.         Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11.         Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or shares of Common Stock held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

12.         Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities.  The Indenture and the Securities may also be amended by the Company and the Trustee, without the consent of any Holder, in certain circumstances set forth in the Indenture; provided, that certain provisions of the Indenture and the Securities may not be amended without the consent of each affected Holder.

13.         Defaults and Remedies.

If any Event of Default with respect to Securities shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

14.         Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.         No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

16.         Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

17.         Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.         GOVERNING LAW; WAIVER OF JURY TRIAL.

THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE OR THE TRANSACTION CONTEMPLATED THEREBY.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to:  Fleetwood Enterprises, Inc., 3125 Myers Street, Riverside, CA  92503, Attn.:  General Counsel, Facsimile No.:  909-351-3776.

19.         Additional Interest.

Subject to the terms of the Indenture, the Securities shall accrue Additional Interest if the Company fails to amend the Restated Certificate of Incorporation to increase its authorized capital as provided in Section 9.6 of the Indenture.  Additional Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be paid on Interest Payment Dates to the Person whose name the Security is registered at the close of business on the Interest Payment Record Date.

20.         Registration Rights and Additional Amounts.

The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of December 22, 2003, between the Company and Lehman Brothers Inc., including the receipt of Additional Amounts upon a registration default (as defined in such agreement).

21.         Calculations.

The Company shall be responsible for making all calculations called for under this Security. These calculations include, but are not limited to, determinations of accrued interest, including Additional Interest and Additional Amounts, if any, the Conversion Price, the Repurchase Price, the Redemption Price, the Sale Price of the Company’s Common Stock and other calculations related to a Holder’s conversion rights. The Company or its agents shall make these calculations in good faith and, absent manifest error, the calculations will be final and binding on any Holder of this Security. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee may forward the Company’s calculations to any Holder of this Security upon request.

ASSIGNMENT FORM	CONVERSION NOTICE

To assign this Security, fill in the form below:	To convert this Security into Common Stock of the Company, check the box ☐

I or we assign and transfer this Security to	To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

(Insert assignee’s soc. sec. or tax ID no.)
$

(Print or type assignee’s name, address and zip code)	If you want the stock certificate made out in another person’s name fill in the form below:

and irrevocably appoint
(Insert the other person’s soc. sec. tax ID no.)

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

(Print or type other person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By
Authorized Signatory

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal Amount of Global Security: One Hundred Million Dollars ($100,000,000).

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian
.

EXHIBIT B

[FORM OF FACE OF CERTIFICATED SECURITY]

THIS SECURITY EVIDENCED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

(1)          REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT;

(2)          AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (E) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) or (4) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IF AVAILABLE, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, TO REQUIRE THE DELIVERY OF A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY AND AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT; OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

(3)          AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

FLEETWOOD ENTERPRISES, INC.

5.00% Convertible Senior Subordinated Notes due 2023

No. :	CUSIP: [ ]
ISIN: [ ]
Issue Date: [ ]	Principal Amount: $

FLEETWOOD ENTERPRISES, INC., a Delaware corporation, promises to pay to                                            or registered assigns, the principal amount of [                       dollars ($                       )] on December 15, 2023.

Interest Payment Dates:  June 15 and December 15, commencing June 15, 2004.

Interest Payment Record Dates:  May 31 and November 30.

Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

FLEETWOOD ENTERPRISES, INC.

By:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By
Authorized Signatory

Dated:

[FORM OF REVERSE OF CERTIFICATED SECURITY IS IDENTICAL TO EXHIBIT A]

EXHIBIT C

5.00% Convertible Senior Subordinated Notes due 2023

Transfer Certificate

In connection with any transfer of any of the Securities or beneficial interest in a Global Security that is a Restricted Security within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner or beneficial owner of this Security hereby certifies with respect to $                    principal amount of the above-captioned Securities (the “Surrendered Securities”) presented or surrendered on the date hereof  for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered or beneficial owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐                                    A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

☐                                    The transfer of the Surrendered Securities is to a qualified institutional buyer as defined and in all other respects in compliance with Rule 144A under the Securities Act; or

☐                                    The transfer of the Surrendered Securities is to an institutional accredited investor within the meaning of and all other respects in compliance with Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

☐]                                The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐                                    The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act;

and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐                                    The transferee is an Affiliate of the Company.

DATE:
Signature(s)

C-1

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

C-2